Exhibit 10.19
RECORDING REQUESTED
BY AND WHEN RECORDED
RETURN TO:
Denis Clive Braham
Winstead PC
1100 JPMorgan Chase Tower
600 Travis Street
Houston, Texas 77002
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER
DEED OF TRUST, SECURITY AGREEMENT AND
FIXTURE FILING
BY
AMREIT PLAZA IN THE PARK, LP,
a Texas limited partnership,
as Grantor
TO
DENIS CLIVE BRAHAM, Esq.,
as Trustee
for the benefit of
METLIFE BANK, N.A.,
a national banking association,
as Beneficiary
December 29, 2010

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DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING
DEFINED TERMS
Execution Date: December 29, 2010
Note: Promissory Note made by Grantor, dated as of the Execution Date, to the order of Beneficiary (the “Note”) in the principal amount of Twenty-Three Million Two Hundred Fifty Thousand and No/100ths Dollars ($23,250,000,00)
Beneficiary & Address:
MetLife Bank, N.A.,
a national banking association
c/o Metropolitan Life Insurance Company
10 Park Avenue
Morristown, New Jersey 07962

Attn:	Senior Vice President Real Estate Investments
with a copy to:
c/o Metropolitan Life Insurance Company
Two Lincoln Centre
5420 LBJ Freeway, Suite 1310
Dallas, Texas 75240
Attn: Director and OIC
Grantor & Address:
AmREIT Plaza in the Park, LP,
a Texas limited partnership
c/o AmREIT
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
Trustee & Address:
Denis Clive Braham
Winstead PC
1100 JPMorgan Chase Tower
600 Travis Street
Houston, Texas 77002
Liable Parties & Address: As of the Execution Date, solely:
AmREIT, Inc.
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
County and State in which the Property is located: County of Harris, State of Texas
Use: A community shopping center commonly known as Plaza in the Park, consisting of two retail buildings containing in the aggregate approximately 144,044 rentable square feet of retail space and 691 parking spaces, in Houston, Harris County, Texas,
Insurance: Commercial General Liability — Required Liability Limit of $25,000,000.00
Address for Insurance Notification:
MetLife Bank, N.A.,
its affiliates and/or successors and assigns
c/o Metropolitan Life Insurance Company
10 Park Avenue
Morristown, New Jersey 07962
Attn: Insurance Manager

Loan Documents: The Note, this Deed of Trust and any other documents related to the Note and/or this Deed of Trust, and all renewals, amendments, modifications, restatements and extensions of these documents, except the Indemnity Agreement and the Guaranty. Guaranty: The Guaranty Agreement dated as of the Execution Date and executed by Liable Parties in favor of Beneficiary. Indemnity Agreement: The Unsecured Indemnity Agreement dated as of the Execution Date and executed by Grantor in favor of Beneficiary,
Other Borrower: AmREIT C-Ranch, LP, a Texas limited partnership. Other Property: The real and personal property collectively defined as the “Property” in the Other Deed of Trust. Other Loan Documents: The Other Note, the Other Deed of Trust and any other documents related to the Other Note and/or the Other Deed of Trust, and all renewals, amendments, modifications, restatements and extensions of these documents, except the Other Indemnity Agreement and the Other Guaranty. Other Note: Promissory Note made by Other Borrower, dated as of the Execution Date, to the order of Beneficiary in the principal amount of Nine Million Seven Hundred Fifty Thousand and No/100 Dollars ($9,750,000.00). Other Deed of Trust: Deed of Trust, Security Agreement and Fixture Filing dated as of the Execution Date and executed by Other Borrower in favor of Beneficiary covering the Other Property. Other Guaranty: The Guaranty Agreement dated as of the Execution Date and executed by Liable Parties in favor of Beneficiary in relation to the Other Loan Documents, Other Indemnity Agreement: The Unsecured Indemnity Agreement dated as of the Execution Date and executed by Other Borrower in favor of Beneficiary.
The Guaranty, the Indemnity Agreement, the Other Guaranty and the Other Indemnity Agreement are not Loan Documents or Other Loan Documents and shall survive repayment of the Loan or other termination of the Loan Documents and/or the Other Loan Documents in accordance with the terms of the Guaranty, the Indemnity Agreement, the Other Guaranty and the Other Indemnity Agreement.
     This DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is entered into as of the Execution Date by Grantor to Trustee for the benefit of Beneficiary with reference to the following Recitals:
RECITALS
     A. This Deed of Trust secures: (1) the payment of the indebtedness evidenced by the Note with interest at the rates set forth in the Note, together with all renewals, modifications, consolidations and extensions of the Note, all additional advances or fundings made by Beneficiary under the Loan Documents, and any other amounts required to be paid by Grantor under any of the Loan Documents (collectively, the “Secured Indebtedness”, and sometimes referred to herein as the “Loan”); (2) the payment of the indebtedness evidenced by the Other Note with interest at the rates set forth in the Other Note, together with all renewals, modifications, consolidations and extensions of the Other Note, all additional advances or fundings made by Beneficiary under the Other Loan Documents, and any other amounts required to be paid by the Other Borrower under any of the Other Loan Documents (collectively, the “Other Secured Indebtedness”, and sometimes referred to herein as the “Other Loan”); and (3) the full performance by Grantor and Other Borrower of all of the terms, covenants and obligations set forth in any of the Loan Documents or in the Other Loan Documents. The Other Deed of Trust, by its terms, secures the Note and the Other Note.
     B. Grantor makes the following covenants and agreements for the benefit of Beneficiary or any party designated by Beneficiary and their respective successors and assigns, including any prospective purchaser of the Loan Documents or the Other Loan Documents or participant in the Loan or the Other Loan, and their respective officers, employees, agents, attorneys, representatives and contractors (all of which are collectively referred to as “Beneficiary”) and Trustee.

     NOW, THEREFORE, IN CONSIDERATION of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Grantor agrees as follows:
ARTICLE I.
GRANT OF SECURITY
     Section 1.01 REAL PROPERTY GRANT. Grantor irrevocably sells, transfers, grants, conveys, assigns and warrants to Trustee, its successors and assigns, in trust, with power of sale and right of entry and possession, all of Grantor’s present and future estate, right, title and interest in and to the following which are collectively referred to as the “Real Property”:
          (a) that certain real property located in the County and State which is more particularly described in Exhibit “A” attached to this Deed of Trust or any portion of the real property; all easements, rights-of-way, gaps, strips and gores of land; streets and alleys; sewers and water rights; privileges, licenses, tenements, and appurtenances appertaining to the real property, and the reversion(s), remainder(s), and claims of Grantor with respect to these items, and the benefits of any existing or future conditions, covenants and restrictions affecting the real property (collectively, the “Land”);
          (b) all things now or hereafter affixed to or placed on the Land, including all buildings, structures and improvements, all fixtures and all machinery, elevators, boilers, building service equipment (including, without limitation, all equipment for the generation or distribution of air, water, heat, electricity, light, fuel or for ventilating or air conditioning purposes or for sanitary or drainage purposes or for the removal of dust, refuse or garbage), partitions, appliances, furniture, furnishings, building materials, supplies, window coverings and floor coverings, lobby furnishings, and other property now or in the future attached, or installed in the improvements and all replacements, repairs, additions, or substitutions to these items (collectively, the “Improvements”);
          (c) all present and future income, rents, revenue, profits, proceeds, accounts receivables and other benefits from the Land and/or Improvements and all deposits made with respect to the Land and/or Improvements, including, but not limited to, any security given to utility companies by Grantor, any advance payment of real estate taxes or assessments, or insurance premiums made by Grantor and all claims or demands relating to such deposits and other security, including claims for refunds of tax payments or assessments, and all insurance proceeds payable to Grantor in connection with the Land and/or Improvements whether or not such insurance coverage is specifically required under the terms of this Deed of Trust (“Insurance Proceeds”) (all of the items set forth in this paragraph are referred to collectively as “Rents and Profits”);
          (d) all damages, payments and revenue of every kind that Grantor may be entitled to receive, from any person owning or acquiring a right to the oil, gas or mineral rights and reservations of the Land;
          (e) all proceeds and claims arising on account of any damage to, or Condemnation (as hereinafter defined) of any part of the Land and/or Improvements, and all causes of action and recoveries for any diminution in the value of the Land and/or Improvements;

          (f) all assignable licenses, contracts, management agreements, guaranties, warranties, franchise agreements, permits, or certificates relating to the ownership, use, operation or maintenance of the Land and/or Improvements; and
          (g) all names by which the Land and/or Improvements may be operated or known, and all rights to carry on business under those names, and all trademarks, trade names, and goodwill relating to the Land and/or Improvements.
TO HAVE AND TO HOLD the Real Property, unto Trustee, its successors and assigns, in trust, for the benefit of Beneficiary, its successors and assigns, forever subject to the terms, covenants and conditions of this Deed of Trust.
     Section 1.02 PERSONAL PROPERTY GRANT. Grantor irrevocably sells, transfers, grants, conveys, assigns and warrants to Beneficiary, its successors and assigns, a security interest in Grantor’s interest in the following personal property which is collectively referred to as “Personal Property”:
          (a) any portion of the Real Property which may be personal property, and all other personal property, whether now owned by Grantor or acquired in the future by Grantor which is attached to, appurtenant to, or used in the construction or operation of, or in connection with, the Real Property;
          (b) all rights to the use of water, including water rights appurtenant to the Real Property, pumping plants, ditches for irrigation, all water stock or other evidence of ownership of any part of the Real Property that is owned by Grantor in common with others and all documents of membership in any owner’s association or similar group;
          (c) all plans and specifications prepared for construction of the Improvements; and all contracts and agreements of Grantor relating to the plans and specifications or to the construction of the Improvements;
          (d) all computers and software (including intellectual property) used in connection with the management and operation of the Property, all equipment, machinery, fixtures, goods, accounts, general intangibles, letter of credit rights, commercial tort claims, deposit accounts, documents, instruments and chattel paper and all substitutions, replacements of, and additions to, any of the these items;
          (e) all sales agreements, deposits, escrow agreements, other documents and agreements entered into with respect to the sale of any part of the Real Property, and all proceeds of the sale; and
          (f) all proceeds from the voluntary or involuntary disposition or claim respecting any of the foregoing items (including judgments, condemnation awards or otherwise).
All of the Real Property and the Personal Property are collectively referred to as the “Property.”

     Section 1.03 CONDITIONS TO GRANT. If (a) Grantor shall (i) pay to Beneficiary the Secured Indebtedness, at the times and in the manner stipulated in the Loan Documents, and (ii) perform and observe each of the terms, covenants and agreements set forth in the Loan Documents; and (b) Other Borrower shall (i) pay to Beneficiary the Other Secured Indebtedness, and (ii) perform and observe each of the terms, covenants and agreements set forth in the Other Loan Documents, then this Deed of Trust and all the rights granted by this Deed of Trust shall be released by Trustee and/or Beneficiary in accordance with the laws of the State. Notwithstanding anything to the contrary in this Section, Grantor shall be entitled to a Release (as hereafter defined) of this Deed of Trust upon satisfying the conditions set forth in Section 10.05 hereof.
ARTICLE II.
GRANTOR COVENANTS
     Section 2.01 DUE AUTHORIZATION, EXECUTION, AND DELIVERY.
          (a) Grantor represents and warrants that the execution of the Loan Documents and the Indemnity Agreement have been duly authorized and there is no provision in the organizational documents of Grantor requiring further consent for such action by any other entity or person.
          (b) Grantor represents and warrants that it is duly organized, validly existing and is in good standing under the laws of the state of its formation and in the State, that it has all necessary licenses, authorizations, registrations, permits and/or approvals to own its properties and to carry on its business as presently conducted.
          (c) Grantor represents and warrants that the execution, delivery and performance of the Loan Documents will not result in Grantor’s being in default under any provision of its organizational documents or of any deed of trust, mortgage, lease, credit or other agreement to which it is a party or which affects it or the Property.
          (d) Grantor represents and warrants that the Loan Documents and the Indemnity Agreement have been duly authorized, executed and delivered by Grantor and constitute valid and binding obligations of Grantor which are enforceable in accordance with their terms, subject to general principles of equity and laws relating to creditors’ rights.
     Section 2.02 PERFORMANCE BY GRANTOR. Grantor shall pay the Secured Indebtedness to Beneficiary and shall keep and perform each and every other obligation, covenant and agreement of the Loan Documents.
     Section 2.03 WARRANTY OF TITLE.
          (a) Grantor warrants that it holds good and indefeasible fee simple absolute title to the Real Property, and that it has the right and is lawfully authorized to sell, convey or encumber the Property subject only to those property-specific exceptions to title recorded in the real estate records of the County and contained in Schedule B of the title insurance policy or policies which have been approved by Beneficiary (the “Permitted Exceptions”). The Property is free from all delinquent taxes, assessments and mechanics’ and materialmen’s liens.

          (b) Grantor further covenants to warrant and forever defend Beneficiary and Trustee from and against all persons claiming any interest in the Property.
     Section 2.04 TAXES, LIENS AND OTHER CHARGES.
          (a) Unless otherwise paid to Beneficiary as provided in Section 2.05, Grantor shall pay all real estate and other taxes and assessments which may be payable, assessed, levied, imposed upon or become a lien on or against any portion of the Property (all of the foregoing items are collectively referred to as the “Imposition(s)”). Unless otherwise paid to Beneficiary pursuant to Section 2.05, the Impositions shall be paid not later than five (5) business days before the dates on which the particular Imposition would become delinquent and Grantor shall produce to Beneficiary receipts of the imposing authority, or other evidence reasonably satisfactory to Beneficiary, evidencing the payment of the Imposition in full, If Grantor elects by appropriate legal action to contest any Imposition, Grantor shall first deposit cash with Beneficiary as a reserve in an amount which Beneficiary determines is sufficient to pay the Imposition plus all fines, interest, penalties and costs which may become due pending the determination of the contest. If Grantor deposits this sum with Beneficiary, Grantor shall not be required to pay the Imposition, provided that the contest operates to prevent enforcement or collection of the Imposition, or the sale or forfeiture of, the Property, and is prosecuted with due diligence and continuity. Upon termination of any proceeding or contest, Grantor shall pay the amount of the Imposition as finally determined in the proceeding or contest. Provided that there is not then an Event of Default (as defined in Section 11.01), the monies which have been deposited with Beneficiary pursuant to this Section shall be applied toward such payment and the excess, if any, shall be returned to Grantor.
          (b) In the event of the passage, after the Execution Date, of any law which deducts from the value of the Property, for the purposes of taxation, any lien or security interest encumbering the Property, or changes in any way the existing laws regarding the taxation of mortgages, deeds of trust and/or security agreements or debts secured by these instruments, or changing the manner for the collection of any such taxes, and the law has the effect of imposing payment of any Impositions upon Beneficiary, at Beneficiary’s option, the Secured Indebtedness shall become immediately due and payable (without any Prepayment Fee [as defined in the Note]); provided, however, that so long as (1) and (2) in the ensuing sentence apply, Grantor shall have one hundred twenty (120) days after Beneficiary delivers said notice of acceleration to prepay the Loan, Notwithstanding the preceding sentence, the Beneficiary’s election to accelerate the Loan shall not be effective if (1) Grantor is permitted by law (including, without limitation, applicable interest rate laws) to, and actually does, pay the Imposition or the increased portion of the Imposition and (2) Grantor agrees in writing to pay or reimburse Beneficiary in accordance with Section 11.06 for the payment of any such Imposition which becomes payable at any time when the Loan is outstanding.
     Section 2.05 ESCROW DEPOSITS. Without limiting the effect of Section 2.04 and Section 3.01, Grantor shall, on the first day of each calendar month on which this Deed of Trust is still in effect, pay to Beneficiary an amount equal to 1/12th of the amounts Beneficiary reasonably estimates are necessary to pay, on an annualized basis, (1) all Impositions and (2) the premiums for the insurance policies required under this Deed of Trust (collectively, the “Premiums”) until such time as Grantor has deposited an amount equal to the annual charges for these items, and on demand, from time to time, shall pay to Beneficiary any additional amounts necessary to pay the Premiums and Impositions. Grantor will furnish to Beneficiary bills for Impositions and Premiums thirty (30) days before Impositions become delinquent and such Premiums become due for payment. No amounts paid as Impositions or Premiums shall be deemed to be trust funds and these funds may be commingled with the general funds of Beneficiary without any requirement to pay interest to Grantor on account of these funds. If an Event of Default occurs, Beneficiary shall have the right, at its election, to apply any amounts held under this Section 2.05 in reduction of the Secured Indebtedness, or in payment of the Premiums or Impositions for which the amounts were deposited. The foregoing obligation of Grantor to make monthly escrow payments for the Impositions and Premiums is subject to the condition that Grantor shall not be required to make these deposits unless and until (i) there is an Event of Default under the Loan Documents, the Indemnity Agreement or the Guaranty; or (ii) Grantor no longer owns the Property; or (iii) there has been a change in the Grantor or in the general partners, stockholders or, members of Grantor or in the constituent general partners or controlling shareholders or controlling members of any of the entities comprising Grantor that does not constitute a Transfer expressly permitted under Section 10.01(b) below; or (iv) with respect to Impositions or Premiums, or both, as the case may be, such deposits are required in connection with a securitization or participation of the Loan; or (v) with respect to Premiums only, at any time Grantor fails to furnish to Beneficiary, not later than thirty (30) days before the dates on which any Premiums would become delinquent, receipts for the payment of such Premiums or appropriate proof of issuance of a new policy which continues in force the insurance coverage of the expiring policy. In the event any of these events occur, Beneficiary reserves the right to require Impositions deposits and/or Premiums deposits at any time in its absolute discretion, notwithstanding the fact that the default may be cured, or that the transfer or change be approved by Beneficiary.
     Section 2.06 CARE AND USE OF THE PROPERTY.
          (a) Grantor represents and warrants to Beneficiary as follows:
               (1) To Grantor’s knowledge after due and diligent inquiry, all authorizations, licenses, including without limitation liquor licenses, if any, and operating permits required to allow the Improvements to be operated for the Use have been obtained, paid for and are in full force and effect.
               (2) To Grantor’s knowledge after due and diligent inquiry, the Improvements and their Use comply with (and no notices of violation have been received in connection with) all Requirements (as defined in this Section) and Grantor shall at all times comply with all present or future Requirements affecting or relating to the Property and/or the Use. Grantor shall furnish Beneficiary, on request, proof of compliance with the Requirements. Grantor shall not use or permit the use of the Property, or any part thereof, for any illegal purpose. “Requirements” shall mean all laws, ordinances, orders, covenants, conditions and restrictions and other requirements relating to land and building design and construction, use and maintenance, that may now or hereafter pertain to or affect the Property or any part of the Property or the Use, including, without limitation, planning, zoning, subdivision, environmental, air quality, flood hazard, fire safety, handicapped facilities, building, health, fire, traffic, safety, wetlands, coastal and other governmental or regulatory rules, laws, ordinances, statutes, codes and requirements applicable to the Property, including permits, licenses and/or certificates that may be necessary from time to time to comply with any of the Requirements.
               (3) To Grantor’s knowledge after due and diligent inquiry, Grantor has complied with all requirements of all instruments and agreements affecting the Property, whether or not of record, including without limitation all covenants and agreements by and between Grantor and any governmental or regulatory agency pertaining to the development, use or operation of the Property. Grantor, at no cost and expense to Beneficiary, shall keep the Property in good order, condition, and repair, and make all necessary structural and non-structural, ordinary and extraordinary repairs to the Property and the Improvements.
               (4) Grantor shall abstain from, and not permit, the commission of waste to the Property and shall not remove or alter in any substantial manner (i.e., having a cost or value in excess of $250,000,00), the structure or character of any Improvements (other than for the construction of tenant improvements in accordance with the Leasing Guidelines as defined below) without the prior written consent of Beneficiary, which shall not be unreasonably withheld, delayed, or conditioned.
               (5) If the Property is subject to zoning, the zoning approval for the Property is not dependent upon the ownership or use of any property which is not encumbered by this Deed of Trust.
               (6) Construction of the Improvements on the Property is complete,
               (7) The Property is in good repair and condition, free of any material damage.
          (b) Beneficiary shall have the right, at any time and from time to time during normal business hours to enter the Property in order to ascertain Grantor’s compliance with the Loan Documents, to examine the condition of the Property, to perform an appraisal, to undertake surveying or engineering work, and (subject to the rights of tenants under their Leases [as hereinafter defined] of the Property) to inspect premises occupied by tenants. Grantor shall cooperate with Beneficiary performing these inspections.
          (c) Grantor shall use, or cause to be used, the Property continuously for the Use. Grantor shall not use, or permit the use of, the Property for any other use without the prior written consent of Beneficiary. Grantor shall not file or record a declaration of condominium, master deed of trust or mortgage or any other similar document evidencing the imposition of a so-called “condominium regime” whether superior or subordinate to this Deed of Trust and Grantor shall not permit any part of the Property to be converted to, or operated as, a “cooperative apartment house” whereby the tenants or occupants participate in the ownership, management or control of any part of the Property.
          (d) Without the prior written consent of Beneficiary, which shall not be unreasonably withheld, Grantor shall not (i) initiate or acquiesce in a change in the zoning classification of and/or restrictive covenants affecting the Property or seek any variance under existing zoning ordinances, (ii) use or permit the use of the Property in a manner which may result in the Use becoming a non-conforming use under applicable zoning ordinances, or (iii) subject the Property to restrictive covenants.
     Section 2.07 COLLATERAL SECURITY INSTRUMENTS. Grantor covenants and agrees that if Beneficiary at any time holds additional security for any obligations secured by this Deed of Trust, including, but not limited to, the security under the Other Deed of Trust, it may enforce its rights and remedies with respect to the security, at its option, either before, concurrently or after a sale of the Property is made pursuant to the terms of this Deed of Trust. Beneficiary may apply the proceeds of the additional security to the Secured Indebtedness without affecting or waiving any right to any other security, including the security under this Deed of Trust or the Other Deed of Trust, and without waiving any breach or default of Grantor under this Deed of Trust, any other Loan Document or any Other Loan Document.
     Section 2.08 SUITS AND OTHER ACTS TO PROTECT THE PROPERTY.
          (a) Grantor shall promptly notify Beneficiary of the commencement, or receipt of notice, of (i) any and all actions or proceedings or (ii) other material matters or claims (i.e., having a value, cost or risk of liability in excess of $250,000,00) affecting the Property and/or the interest of Beneficiary in the Property under the Loan Documents (collectively, “Actions”). Grantor shall appear in and defend any Actions.
          (b) Beneficiary shall have the right, at the cost and expense of Grantor, to institute, maintain and participate in Actions or other proceedings which name Beneficiary or otherwise during the pendency of an Event of Default and take such other action, as it may deem appropriate in the good faith exercise of its discretion, to preserve or protect the Property and/or the interest of Beneficiary under the Loan Documents. Any money paid by Beneficiary under this Section shall be reimbursed to Beneficiary in accordance with Section 11.06 hereof.
     Section 2.09 LIENS AND ENCUMBRANCES. Without the prior written consent of Beneficiary, to be exercised in Beneficiary’s sole and absolute discretion, other than the Permitted Exceptions, Grantor shall not create, place or allow to remain any lien or encumbrance on the Property, including deeds of trust, mortgages, security interests, conditional sales, mechanic liens, tax liens or assessment liens, regardless of whether or not they are subordinate to the lien created by this Deed of Trust (collectively, “Liens and Encumbrances”). If any Liens and Encumbrances are recorded against the Property or any part of the Property, Grantor shall obtain a discharge and release of any Liens and Encumbrances within fifteen (15) days after receipt of notice of their existence or shall provide a bond in the required statutory amount if Grantor elects to contest the validity or amount of any such Liens and Encumbrances.
     Section 2.10 WAGE CLAIMS. Grantor represents and warrants that (i) no wage claim is currently pending with the Texas Workforce Commission (the “Commission”) against Grantor pursuant to Section 61 of the Texas Labor Code and (ii) no lien exists against the Property pursuant to Section 61 of the Texas Labor Code. Grantor shall not permit any lien to attach to the Property pursuant to Section 61 of the Texas Labor Code, Grantor covenants and agrees to provide Beneficiary with copies of any notices or orders received by Grantor from the Commission or any court in connection with any wage claim under Section 61 of the Texas Labor Code.

ARTICLE III.
INSURANCE
     Section 3.01 REQUIRED INSURANCE AND TERMS OF INSURANCE POLICIES.
          (a) During the term of this Deed of Trust, Grantor at its sole cost and expense must provide insurance policies or certificates of insurance for types of insurance described below, all of which must be satisfactory to Beneficiary as to form of policy, amounts, deductibles, sublimits, types of coverage, exclusions and the companies underwriting these coverages; however Beneficiary will not accept certificates which do not confer rights on Beneficiary as certificate holder which are satisfactory to Beneficiary, in its sole discretion. Additionally, in the event Beneficiary accepts an insurance binder as evidence of insurance, an insurance policy or certificate satisfactory to Beneficiary must be submitted to Beneficiary at least ten (10) days prior to the expiration date of the binder. In no event shall such policies be terminated or otherwise allowed to lapse. The occurrence of the Advance Date (as defined in the Note) evidences Beneficiary’s acceptance of the amounts, types of coverage, and the companies underwriting such coverages in effect as of the Advance Date; however, this statement shall not supersede any other terms or provisions of this Article III, Grantor shall be responsible for its own deductibles. Grantor shall also pay for any insurance, or any increase of policy limits, not described in this Deed of Trust which Grantor requires for its own protection or for compliance with government statutes. Grantor’s insurance shall be primary and without contribution from any insurance procured by Beneficiary including, without limitation, any insurance obtained by Beneficiary pursuant to Section 3.01(d) hereof.
          Policies of insurance shall be delivered to Beneficiary in accordance with the following requirements:
               (1) Property insurance on the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils,” in each case (i) in an amount equal to 100% of the “Full Replacement Cost” (as hereinafter defined) of the Improvements and Personal Property with a waiver of depreciation and with a Replacement Cost Endorsement waiving all co-insurance provisions; (ii) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (iii) providing for no deductible in excess of $250,000.00 (provided that if windstorm insurance is required by Beneficiary, the deductible shall be no more than five percent (5%) of the Full Replacement Cost); and (iv) containing Ordinance or Law Coverage, Operation of Building Laws, Demolition Costs and Increased Cost of Construction in an amount reasonably required by Beneficiary or if any of the Improvements or the use of the Property constitute non-conforming structures then in the amount of 100% of the Full Replacement Cost. The Full Replacement Cost shall be determined from time to time by an appraiser or contractor designated and paid by Grantor and approved by Beneficiary or by an engineer or appraiser in the regular employ of the insurer. The “Full Replacement Cost” for purposes of this Article III shall mean the estimated total cost of construction required to replace the Improvements with a substitute of like utility, and using modern materials and current standards, design and layout. For purposes of calculating Full Replacement Cost, direct (hard) costs shall include, without limitation, labor, materials, supervision and contractor’s profit and overhead and indirect (soft) costs shall include, without limitation, fees for architect’s plans and specifications, construction financing costs, permits, sales taxes, insurance and other costs included in the Marshall Valuation Service published by Marshall & Swifts.
               (2) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (i) to be on the so-called “occurrence” form with a combined single limit of not less than the amount set forth in the Defined Terms; (ii) to continue at not less than this limit until required to be changed by Beneficiary in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards: (a) premises and operations; (b) products and completed operations on an “if any” basis; (c) independent contractors; (d) blanket contractual liability for all written contracts; and (e) contractual liability covering the indemnities contained in this Deed of Trust to the extent available.
               (3) Business Income insurance in an amount sufficient to prevent Grantor from becoming a co-insurer within the terms of the applicable policies and sufficient to recover one (1) year “Business Income” (as hereinafter defined) and with an Extended Period of Indemnity of twelve (12) months, The amount of such insurance shall be increased from time to time during the term of this Deed of Trust as and when new leases and renewal leases are entered into and rents payable increase or the annual estimate of gross income from occupancy of the Property increases to reflect such rental increases. “Business Income” shall mean the sum of (i) the total anticipated gross income from occupancy of the Property, (ii) the amount of all charges (such as, but not limited to, operating expenses, insurance premiums and taxes) which are the obligation of tenants or occupants to Grantor, (iii) the fair market rental value of any portion of the Property which is occupied by Grantor, and (iv) any other amounts payable to Grantor or to any affiliate of Grantor pursuant to Leases.
               (4) If Beneficiary determines at any time that any part of the Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, Grantor will maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount not less than the lesser of (i) “Full Replacement Cost” or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended, Notwithstanding anything to the contrary contained herein, Grantor will maintain flood insurance except for in Flood Zone B, C, or X.
               (5) During the period of any material construction or renovation or alteration of the Improvements, a so-called “Builder’s All Risk” insurance policy in non-reporting form for any Improvements under construction, renovation or alteration including, without limitation, for demolition and increased cost of construction or renovation, in an amount approved by Beneficiary, including an Occupancy endorsement and Worker’s Compensation Insurance covering all persons engaged in the construction, renovation or alteration in an amount at least equal to the minimum required by statutory limits of the State.
               (6) If Grantor has any employees, Workers’ Compensation insurance, subject to the statutory limits of the State, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease in the aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operations (if applicable).
               (7) Boiler & Machinery, or Equipment Breakdown Coverage, insurance covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other similar equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the full replacement cost of all equipment installed in, on or at the Improvements. These policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown.
               (8) Insurance from and against all losses, damages, costs, expenses, claims and liabilities related to or arising from acts of terrorism, of such types, in such amounts, with such deductibles, issued by such companies, and on such forms of insurance policies as required by Beneficiary, in an amount equal to Full Replacement Cost. Coverage may be in the form of TRIA, a blanket policy or a stand-alone policy, provided that the form of the policy(ies) and issuing company(ies) are acceptable to Beneficiary.
               (9) Business Automobile Insurance with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage arising out of the use of owned, non-owned, hired and/or leased automotive equipment when such equipment is operated by Grantor, Grantor’s employees or Grantor’s agents in connection with the Property.
               (10) Pollution and Remediation Coverage in the amount of $5,000,000 per occurrence and $5,000,000 aggregate limit.
               (11) Such other insurance (i) as may from time to time be required by Beneficiary to replace coverage against any hazard which as of the date hereof is insured against under any of the insurance policies described in Subsections (a)(i) through (a)(x) of this Section 3.01, and (ii) as may from time to time be reasonably required by Beneficiary against other insurable hazards, including, but not limited to, vandalism, earthquake, environmental, sinkhole and mine subsidence, provided such other insurance is commercially available.
          (b) Beneficiary’s interest must be clearly stated by endorsement in the insurance policies described in this Section 3.01 as follows:
               (1) The policies of insurance referenced in Subsections (a)(i), (a)(iii), (a)(iv), (a)(v) and (a)(vii) of this Section 3.01 shall identify Beneficiary under the Standard Mortgagee Clause (non-contributory) endorsement,
               (2) The insurance policies referenced in Subsections (a)(ii) and (a)(ix) of this Section 3.01 shall name Beneficiary as an additional insured.
               (3) The policies of insurance referenced in Section 3.01(a)(viii) shall name Beneficiary in such form and manner as Beneficiary shall require.

               (4) All of the policies referred to in Section 3.01 shall provide for at least thirty (30) days’ written notice to Beneficiary in the event of policy cancellation and/or material change.
          (c) All the insurance companies must be authorized to do business in the States of New York and Texas, and be approved by Beneficiary. The insurance companies must have a general policy rating of AM Best “Excellent” or better and a financial class of X or better by A.M. Best Company, Inc. and a claims paying ability of BBB or better according to Standard & Poors, So called “Cut-through” endorsements shall not be permitted. If there are any Securities (as defined in Section 12,01) issued with respect to this Loan which have been assigned a rating by a credit rating agency approved by Beneficiary (a “Rating Agency”), the insurance company shall have a claims paying ability rating by such Rating Agency equal to or greater than the rating of the highest class of the Securities. Grantor shall deliver evidence satisfactory to Beneficiary of payment of premiums due under the insurance policies.
          (d) Certified copies of the policies, and any endorsements, shall be made available for inspection by Beneficiary upon request. If Grantor fails to obtain or maintain insurance policies and coverages as required by this Section 3,01 (“Required Insurance”), then Beneficiary shall have the right, but shall not have the obligation, to immediately procure any Required Insurance at Grantor’s cost.
          (e) Grantor shall be required during the term of the Loan to continue to provide Beneficiary with original renewal policies or replacements of the insurance policies referenced in Section 3.01(a). Beneficiary may accept Certificates of Insurance evidencing insurance policies referenced in Subsections (a)(ii), (a)(iv), and (a)(vi) of this Section 3.01 instead of requiring the actual policies. Beneficiary shall be provided with renewal Certificates of Insurance, or Binders, not less ten (10) days prior to each expiration. The failure of Grantor to maintain the insurance required under this Article III shall not constitute a waiver of Grantor’s obligation to fulfill these requirements.
          (f) All binders, policies, endorsements, certificates, and cancellation notices are to be sent to the Beneficiary’s Address for Insurance Notification as set forth in the Defined Terms until changed by notice from Beneficiary.
     TEXAS FINANCE CODE SECTION 307.052 COLLATERAL PROTECTION INSURANCE NOTICE: (A) GRANTOR IS REQUIRED TO: (i) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT BENEFICIARY SPECIFIES; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME BENEFICIARY AS THE PERSON TO BE PAID UNDER THE POLICY IN THE EVENT OF A LOSS; (B) GRANTOR MUST, IF REQUIRED BY BENEFICIARY, DELIVER TO BENEFICIARY A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS; AND (C) IF GRANTOR FAILS TO MEET ANY REQUIREMENT LISTED IN CLAUSE (A) OR (B), BENEFICIARY MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF GRANTOR AT GRANTOR’S EXPENSE.

     Section 3.02 ADJUSTMENT OF CLAIMS. For claims in excess of $500,000.00, Grantor hereby authorizes and empowers Beneficiary to settle, adjust or compromise any claims for damage to, or loss or destruction of, all or a portion of the Property, regardless of whether there are Insurance Proceeds available or whether any such Insurance Proceeds are sufficient in amount to fully compensate for such damage, loss or destruction. Grantor shall control the settlement and compromise of claims equal to or less than $500,000.00 so long there is no existing Event of Default.
     Section 3.03 ASSIGNMENT TO BENEFICIARY. In the event of the foreclosure of this Deed of Trust or other transfer of the title to the Property in extinguishment of the Secured Indebtedness, all right, title and interest of Grantor in and to any insurance policy, or premiums or payments in satisfaction of claims or any other rights under these insurance policies and any other insurance policies covering the Property, shall pass to the transferee of the Property.
ARTICLE IV.
BOOKS, RECORDS AND ACCOUNTS
     Section 4.01 BOOKS AND RECORDS. Grantor shall keep adequate books and records of account in accordance with generally accepted accounting principles (“GAAP”), or in accordance with other methods acceptable to Beneficiary in its sole discretion, consistently applied, and furnish to Beneficiary, in addition to other financial reports related to the Property customarily prepared by Grantor’s property manager;
          (a) quarterly certified rent rolls signed and dated by Grantor, detailing the names of all tenants of the Improvements, the portion of Improvements occupied by each tenant, the base rent and any other charges payable under each Lease and the term of each Lease, including the expiration date, and any other information as is reasonably required by Beneficiary, within fifteen (15) days after the end of each fiscal quarter;
          (b) a quarterly operating statement of the Property and year to date operating statements detailing the total revenues received, total expenses incurred, total cost of all capital improvements, total Debt Service (as hereinafter defined) and total cash flow, to be prepared and certified by Grantor in the form customarily prepared by Grantor’s property manager and reasonably acceptable to Beneficiary, and if available, any quarterly operating statement prepared by an independent certified public accountant, within thirty to sixty (30-60) days after the close of each fiscal quarter of Grantor;
          (c) an annual balance sheet and profit and loss statement of Grantor in such form as may be acceptable to Beneficiary, or, if required by Beneficiary, financial statements for Grantor and Liable Parties prepared and certified by the chief financial officer of Grantor and Liable Parties within ninety (90) days after the close of each fiscal year of Grantor and Liable Parties, as the case may be;
          (d) an annual operating budget presented on a monthly basis consistent with the annual operating statement described above for the Property including cash flow projections for the upcoming one-year period and all proposed capital replacements and improvements at least fifteen (15) days prior to the start of each calendar year; and

          (e) an annual ARGUS© valuation file in electronic form which includes, without limitation, a then current roll, all income of the Property and all Property expenses.
     In the event Grantor does not comply with the requirements of this Section 4,01, then upon thirty (30) days prior written notice from Beneficiary, Grantor shall pay to Beneficiary the sum of Five Hundred Dollars ($500.00) (the “Daily Reporting Charge”) for each day that elapses following said thirty (30) day period until such requirements have been satisfied, In addition, Beneficiary shall have the right, upon fifteen (15) days written notice to Grantor, to charge a Late Charge on each Daily Reporting Charge and/or interest at the Default Rate (each as defined in the Note) from the date each Daily Reporting Charge is due.
     Section 4.02 PROPERTY REPORTS. Upon request from Beneficiary or its representatives and designees, Grantor shall furnish in a timely manner to Beneficiary an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Beneficiary to obtain information regarding such accounts directly from such financial institutions.
     Section 4.03 ADDITIONAL MATTERS.
          (a) Grantor shall furnish Beneficiary with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Beneficiary or the Rating Agencies (as defined in Section 12,01(a)) in form and substance satisfactory to Beneficiary and the Rating Agencies.
          (b) Grantor shall furnish Beneficiary and its agents convenient facilities for the examination and audit of any such books and records.
          (c) At no cost to Grantor, Beneficiary and its representatives shall have the right upon at least five (5) days’ prior written notice to examine and audit the records, books, management and other papers of Grantor, AmREIT SPE 6, LLC, or of any guarantor or indemnitor which reflect upon their financial condition and/or the income, expenses and operations of the Property, at the Property or at any office regularly maintained by Grantor, AmREIT SPE 6, LLC, or any guarantor or indemnitor where the books and records are located. Beneficiary shall have the right upon at least five (5) days’ notice to make copies and extracts from the foregoing records and other papers.
ARTICLE V.
LEASES AND OTHER AGREEMENTS AFFECTING THE PROPERTY
     Section 5.01 GRANTOR’S REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants to Trustee and Beneficiary as follows:
          (a) There are no leases or occupancy agreements affecting the Property except those leases and amendments listed on Exhibit “B” to that certain Assignment of Leases of even date herewith, executed by Grantor to Beneficiary (the “Assignment of Leases”), and Grantor

has delivered to Beneficiary true, correct and complete copies of all leases, including amendments (collectively, “Existing Leases”), and all guaranties and amendments of guaranties given in connection with the Existing Leases (the “Guaranties”).
          (b) To the best knowledge of Grantor, there are no defaults (i) by Grantor under the Existing Leases and Guaranties, (ii) by any tenants under the Existing Leases, and (iii) by any guarantors under the Guaranties. The Existing Leases and the Guaranties are in full force and effect.
          (c) To the best knowledge of Grantor, none of the tenants now occupying ten percent (10%) or more of the Property or having a current lease affecting ten percent (10%) or more of the Property is the subject of any bankruptcy, reorganization or insolvency proceeding or any other debtor-creditor proceeding.
          (d) Except for the rights contained in Section 19 of the Existing Lease with Kroger, no Existing Leases may be amended, terminated or canceled unilaterally by a tenant and no tenant may be released from its obligations, except in the event of (i) material damage to, or destruction of, the Property or (ii) condemnation.
     Section 5.02 ASSIGNMENT OF LEASES. In order to further secure payment of the Secured Indebtedness and the performance of Grantor’s obligations under the Loan Documents, Grantor absolutely, presently and unconditionally grants, assigns and transfers to Beneficiary all of Grantor’s right, title, interest and estate in, to and under (i) all of the Existing Leases and Guaranties affecting the Property and (ii) all of the future leases, lease amendments, guaranties and amendments of guaranties and (iii) the Rents and Profits. Beneficiary and Grantor acknowledge that Grantor is permitted to collect the Rents and Profits pursuant to a revocable license unless and until an Event of Default occurs. The Existing Leases and Guaranties and all future leases, lease amendments, guaranties and amendments of guaranties are collectively referred to as the “Leases” and each individually as a “Lease”. The assignment of the Leases in this Deed of Trust shall not effect a pro tanto payment of the Secured Indebtedness or the obligations of Grantor pursuant to the Indemnity Agreement. Further, receipt by Beneficiary of Rents and Profits shall not be deemed to constitute a pro tanto payment of the Secured Indebtedness or the obligations of Grantor pursuant to the Indemnity Agreement, but shall be applied as set forth in the Assignment of Leases.
     Section 5.03 PERFORMANCE OF OBLIGATIONS.
          (a) Grantor shall perform all obligations of landlord under any and all Leases. If any of the acts described in Section 5.03(b) are done without the written consent of Beneficiary, at the option of Beneficiary, they shall be of no force or effect and shall constitute a default under this Deed of Trust.
          (b) Grantor agrees to furnish Beneficiary executed copies of all future Leases. Grantor shall not, without the express written consent of Beneficiary, (i) enter into or extend any Lease (excluding the exercise of extension options contained in the Existing Leases) unless the Lease complies with the Leasing Guidelines which are attached to this Deed of Trust as Exhibit “B”, or (ii) cancel or terminate any Leases except in the case of a default unless Grantor has entered into new Leases covering all of the premises of the Leases being terminated or surrendered, or (iii) modify or amend any Leases in any material way or reduce the rent, or (iv) unless the tenants remain liable under the Leases, consent to an assignment of the tenant’s interest or to a subletting of the demised premises under any Lease, or (v) accept payment of advance rents or security deposits in an amount in excess of one month’s rent or (vi) enter into any options granting tenants or other parties the right to purchase the Property.

     Section 5.04 SUBORDINATE LEASES. Except as otherwise expressly approved by Beneficiary with respect to the Existing Leases, each Lease affecting the Property shall be absolutely subordinate to the lien of this Deed of Trust and shall also contain a provision, satisfactory to Beneficiary, to the effect that in the event of the judicial or non-judicial foreclosure of the Property, at the election of the acquiring foreclosure purchaser, the particular Lease shall not be terminated and the tenant shall attorn to the purchaser. If requested to do so, the tenant shall agree to enter into a new Lease for the balance of the term upon the same terms and conditions. Upon Grantor’s written request and at its expense, Beneficiary shall provide a nondisturbance agreement on its standard form (with such modifications as are reasonably acceptable to Beneficiary) to any future Lease approved or deemed approved by Beneficiary (including, without limitation, future leases which satisfy the Leasing Guidelines). In addition, Grantor shall use commercially reasonable efforts to cause a tenant or tenants under future leases to enter into a nondisturbance agreement with Beneficiary on Beneficiary’s standard forms (with such modifications as are reasonably acceptable to Beneficiary) if Beneficiary so requests. Grantor shall pay Beneficiary an administrative fee in the amount of $500.00 for each subordination, nondisturbance, and attornment agreement (“SNDA”) which has not been negotiated, and an administrative fee in an amount greater than $500.00 and not more than $2,500.00, such amount to be estimated by Beneficiary in its reasonable discretion, for any negotiated SNDA, such fees payable at the time of the request, and Grantor shall also pay Beneficiary’s reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Beneficiary in connection with the granting of an SNDA. The foregoing provisions shall not apply to any SNDA delivered at Closing.
     Section 5.05 LEASING COMMISSIONS. Grantor covenants and agrees that all contracts and agreements relating to the Property requiring the payment of leasing commissions, management fees or other similar compensation shall (i) provide that the obligation will not be enforceable against Beneficiary and (ii) be subordinate to the lien of this Deed of Trust. Beneficiary will be provided evidence of Grantor’s compliance with this Section upon request.
     Section 5.06 TENANCY. In the event there is a foreclosure sale hereunder and at the time of such sale Grantor or Grantor’s representatives, successors or assigns or any other persons claiming any interest in the Property by, through or under Grantor are occupying or using the Property, or any part thereof, each and all shall, at the option of Beneficiary or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Property occupied.

ARTICLE VI.
ENVIRONMENTAL HAZARDS
     Section 6.01 REPRESENTATIONS AND WARRANTIES. Grantor hereby represents, warrants, covenants and agrees to and with Beneficiary that (i) neither Grantor nor, to the best knowledge of Grantor, after due inquiry, any tenant, subtenant or occupant of the Property, has at any time placed, suffered or permitted the presence of any Hazardous Materials (as defined in Section 6.05) at, on, under, within or about the Property except as expressly approved by Beneficiary in writing, other than Hazardous Materials packaged and contained in office products for consumer use in general business offices and cleaning supplies and other products and materials typically utilized in similar real estate properties having an in site parking facility in quantities for ordinary day to day use (provided such use does not rise to, or pose a risk of, exposure to or release of such Hazardous Materials and such use is in compliance with all Requirements of Environmental Laws), (ii) all operations or activities upon the Property, and any use or occupancy of the Property by Grantor and, to Grantor’s knowledge, any tenant, subtenant or occupant of the Property are presently and shall in the future be in compliance with all Requirements of Environmental Laws (as defined in Section 6.06), (iii) Grantor will use commercially reasonable efforts to assure that any tenant, subtenant or occupant of the Property shall in the future be in compliance with all Requirements of Environmental Laws, (iv) all operations or activities upon the Property are presently and shall in the future be in compliance with all Requirements of Environmental Laws, (v) Grantor does not know of, and has not received, any written or oral notice of other communication from any person or entity (including, without limitation, a governmental entity) relating to Hazardous Materials or Remedial Work (as defined in Section 6.02 below) pertaining thereto, of possible liability of any person or entity pursuant to any Requirements of Environmental Laws, other environmental conditions in connection with the Property, or any actual administrative or judicial proceedings in connection with any of the foregoing, (vi) Grantor shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property, and (vii) Grantor has truthfully and fully provided to Beneficiary, in writing, any and all information relating to environmental conditions in, on, under or from the Property that is known to Grantor and that is contained in Grantor’s files and records, including, without limitation, any reports relating to Hazardous Materials in, on, under or from the Property and/or to the environmental condition of the Property.
     Section 6.02 REMEDIAL WORK. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any Requirements of Environmental Laws, Grantor shall perform or cause to be performed the Remedial Work in compliance with the applicable law, regulation, order or agreement. All Remedial Work shall be performed by one or more contractors, selected by Grantor and approved in advance in writing by Beneficiary, and under the supervision of a consulting engineer, selected by Grantor and approved in advance in writing by Beneficiary. All costs and expenses of Remedial Work shall be paid by Grantor including, without limitation, the charges of the contractor(s) and/or the consulting engineer, and Beneficiary’s reasonable attorneys’, architects’ and/or consultants’ fees and costs incurred in connection with monitoring or review of the Remedial Work. In the event Grantor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the Remedial Work, Beneficiary may, but shall not be required to, cause such Remedial Work to be performed, subject to the provisions of Sections 11.05 and 11.06.

     Section 6.03 ENVIRONMENTAL SITE ASSESSMENT. Beneficiary shall have the right, at any time and from time to time, upon twenty-four (24) hours’ prior notice, to undertake, an environmental site assessment on the Property, including any testing that Beneficiary may determine, in its sole discretion, is necessary or desirable to ascertain the environmental condition of the Property and the compliance of the Property with Requirements of Environmental Laws. Grantor shall cooperate fully with Beneficiary and its consultants performing such assessments and tests. Grantor shall be obligated to bear the expense of such assessment only (i) if Beneficiary has cause to believe that the Property is in violation of an Environmental Law and states the basis for such belief in its notice to Grantor; (ii) if there is a change in any Environmental Laws materially affecting the Property; (iii) if there is a change in the environmental condition of any property adjacent to the Property due to a release of Hazardous Materials thereon that may affect the Property; or (iv) due to the disclosure in any written report of Hazardous Materials present on or under the Property or on or under any property adjacent to the Property that may affect the Property.
     Section 6.04 UNSECURED OBLIGATIONS. No amounts which may become owing by Grantor to Beneficiary under this Article VI or under any other provision of this Deed of Trust as a result of a breach of or violation of this Article VI shall be secured by this Deed of Trust. The lien of this Deed of Trust shall not secure (i) any obligations evidenced by or arising under the Indemnity Agreement (“Unsecured Obligations”), or (ii) any other obligations to the extent that they are the same or have the same effect as any of the Unsecured Obligations. The Unsecured Obligations shall continue in full force, and any breach or default of any such obligations shall constitute a breach or default under this Deed of Trust, but the proceeds of any foreclosure sale shall not be applied against Unsecured Obligations. Nothing in this Section shall in any way limit or otherwise affect the right of Beneficiary to obtain a judgment in accordance with applicable law for any deficiency in recovery of all obligations that are secured by this Deed of Trust following foreclosure, notwithstanding that the deficiency judgment may result from diminution in the value of the Property by reason of any event or occurrence pertaining to Hazardous Materials or any Requirements of Environmental Laws. The obligations under this Article VI shall terminate concurrently with the termination of the Indemnity Agreement.
     Section 6.05 HAZARDOUS MATERIALS. “Hazardous Materials” shall mean:
          (a) Those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances,” or “solid waste” in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq. (“CERCLA”), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613) (“SARA”), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.) (“RCRA”), and the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), and in the regulations promulgated pursuant to said laws, all as amended;

          (b) Those substances defined as “hazardous wastes” in the Texas Solid Waste Disposal Act (Texas Health & Safety Code, Title 5, Subtitle B), the Texas Clean Air Act (Texas Health & Safety Code, Title 5, Subtitle C), the Texas Pesticide Control Act (Tex. Agric. Code Ann. Section 76.001 et seq.), and Subchapter I of the Texas Water Code (V.T.C.A., Water Code Section 26.341 et seq.), and in the regulations promulgated pursuant to such laws;
          (c) Those chemicals known to cause cancer or reproductive toxicity, as published pursuant to the Texas Solid Waste Disposal Act (Texas Health & Safety Code, Title 5, Subtitle B), the Texas Clean Air Act (Texas Health & Safety Code, Title 5, Subtitle C), the Texas Pesticide Control Act (Tex. Agric. Code Aim. Section 76.001 et seq.), and Subchapter I of the Texas Water Code (V.T.C.A., Water Code Section 26.341 et seq.);
          (d) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);
          (e) Any material, waste or substance which is (A) petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, synthetic gas usable for fuel, or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); (E) a chemical substance or mixture regulated under the Toxic Substances Control Act of 1976 (15 U.S.C. Sections 2601 et seq.); (F) flammable explosives; or (G) radioactive materials; and
          (f) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable local, state or federal law, or the United States government, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.
     Section 6.06 REQUIREMENTS OF ENVIRONMENTAL LAWS. “Requirements of Environmental Laws” means all requirements of environmental, ecological, health, or industrial hygiene laws or regulations or rules of common law related to the Property, including, without limitation, all requirements imposed by any environmental permit, law, rule, order, or regulation of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, which relate to (i) exposure to Hazardous Materials; (ii) pollution or protection of the air, surface water, ground water, land; (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal, or transportation; or (iv) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

ARTICLE VII.
CASUALTY, CONDEMNATION AND RESTORATION
     Section 7.01 GRANTOR’S REPRESENTATIONS. Grantor represents and warrants as follows:
          (a) Except as expressly approved by Beneficiary in writing, no casualty or damage to any part of the Property which would cost more than $50,000 to restore or replace has occurred which has not been fully restored or replaced.
          (b) No part of the Property has been taken in condemnation or other similar proceeding or transferred in lieu of condemnation, nor has Grantor received notice of any proposed condemnation or other similar proceeding affecting the Property.
          (c) There is no pending proceeding for the total or partial condemnation of the Property.
     Section 7.02 RESTORATION.
          (a) Grantor shall give prompt written notice to Beneficiary of any casualty to the Property, the value of cost of which to repair or restore is in excess of $75,000.00, whether or not required to be insured against. The notice shall describe the nature and cause of the casualty and the extent of the damage to the Property. Grantor covenants and agrees to commence and diligently pursue to completion the Restoration (as hereinafter defined).
          (b) Grantor assigns to Beneficiary all Insurance Proceeds which Grantor is entitled to receive in connection with a casualty, whether or not such insurance is required under this Deed of Trust. In the event of any damage to or destruction of the Property for which the Insurance Proceeds are less than $500,000.00, provided that an Event of Default does not currently exist, the Insurance Proceeds shall be made available to Grantor for restoration and rebuilding of any portion of the Property that has been partially damaged or destroyed (“Restoration”) to substantially the same condition, character and general utility existing prior to the casualty and in compliance with all Requirements. In the event of any damage to or destruction of the Property for which the Insurance Proceeds equal or exceed $500,000,00, provided that (1) an Event of Default does not currently exist, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security (as defined in Section 7.02(c)), and (ii) Restoration can be accomplished in full compliance with all Requirements to substantially the same condition, character and general utility existing prior to the casualty and at least equal in value as that existing prior to the casualty, the Net Insurance Proceeds (as defined below) shall be applied to the cost of Restoration in accordance with the terms of this Article. If the Insurance Proceeds equal or exceed $500,000.00, Beneficiary shall hold and disburse the Insurance Proceeds less the cost, if any, to Beneficiary of recovering the Insurance Proceeds, including, without limitation, reasonable attorneys’ fees and expenses and adjusters’ fees (the “Net Insurance Proceeds”) to the Restoration.
          (c) For the purpose of this Article, “Impairment of the Security” shall mean any or all of the following: (i) if the estimated Net Operating Income (as hereinafter defined) for the next twelve (12) full calendar months, upon stabilization, after Restoration, as determined by Beneficiary in its reasonable discretion, is less than 2.0 times the annual payments required as Debt Service; (ii) the casualty or damage occurs during the last year of the term of the Loan; or (iii) Restoration of the Property is estimated to require more than one (1) year to complete from the date of occurrence; provided that if Grantor demonstrates to Beneficiary that it has rent interruption insurance covering the entire period of reconstruction, such date shall be extended to be eighteen (18) months from the date of the casualty. As used herein:
               (1) “Net Operating Income” shall mean Gross Income (as hereinafter defined) less all operating expenses and taxes payable by Grantor and attributable to the ownership, repair and maintenance of the Property, for the applicable time period, but not deducting from Gross Income (i) capital expenditures (including tenant improvement costs and leasing commissions), (ii) Debt Service, or (iii) depreciation or other non-cash charges, all as determined by Beneficiary in its reasonable discretion, and all derived from the one (1) month period immediately preceding the calculation date;
               (2) “Gross Income” shall mean, for the applicable time period, as determined by Beneficiary in its reasonable discretion, the total of ail rental and other income, including, without limitation, (x) base rent, operating expense and tax escalation pass-throughs, reimbursement charges, and common area maintenance charges received by Grantor from tenants under the terms of all Leases (as defined in Section 5.02) in connection with which tenants are in occupancy, and (y) proceeds of business interruption insurance; and
               (3) “Debt Service” shall mean, for any accounting period, the amount of the monthly principal and interest payments required under the Note to fully amortize the principal balance of the Note over a period of thirty (30) years, assuming the applicable interest rate set forth in the Note.
          (d) If the Net Insurance Proceeds are to be used for the Restoration in accordance with this Article, Grantor shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 704 below. Upon Grantor’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.04 below) then held by Beneficiary to Grantor.
          (e) In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary may, at its option, apply the Net Insurance Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness immediately due and payable. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Grantor.
     Section 7.03 CONDEMNATION.
          (a) If the Property or any part of the Property is taken by reason of any condemnation or similar eminent domain proceeding, or by a grant or conveyance in lieu of condemnation or eminent domain (“Condemnation”), Beneficiary shall be entitled to all compensation, awards, damages, proceeds and payments or relief for the Condemnation (“Condemnation Proceeds”). At its option, Beneficiary shall be entitled to commence, appear in and prosecute in its own name any action or proceeding or to make any compromise or settlement in connection with such Condemnation. Grantor hereby irrevocably constitutes and appoints Beneficiary as its attorney-in-fact, which appointment is coupled with an interest, to commence, appear in and prosecute any action or proceeding or to make any compromise or settlement in connection with any such Condemnation.
          (b) Grantor assigns to Beneficiary all Condemnation Proceeds which Grantor is entitled to receive. In the event of any Condemnation for which the Condemnation Proceeds are less than $500,000.00, provided an Event of Default does not currently exist, the Condemnation Proceeds shall be made available to Grantor for Restoration of any portion of the Property that has not been taken to substantially the same condition, character and general utility existing prior to the taking and in compliance with all Requirements. In the event of a Condemnation for which the Condemnation Proceeds equal or exceed $500,000,00, provided that: (I) no Event of Default currently exists, and (2) Beneficiary has determined that (i) there has not been an Impairment of the Security, and (ii) the Restoration of any portion of the Property that has not been taken can be accomplished in full compliance with all Requirements to substantially the same condition, character and general utility existing prior to the taking and at least equal in value as that existing prior to the taking, the Net Condemnation Proceeds (as defined below) shall be applied to the cost of Restoration in accordance with the terms of this Article and Grantor shall commence and diligently pursue to completion the Restoration. If the Condemnation Proceeds equal or exceed $500,000.00, Beneficiary shall hold and disburse the Condemnation Proceeds less the cost, if any, to Beneficiary of recovering the Condemnation Proceeds, including, without limitation, reasonable attorneys’ fees and expenses and adjusters’ fees (the “Net Condemnation Proceeds”) to the Restoration.
          (c) In the event the Net Condemnation Proceeds are to be used for the Restoration, Grantor shall comply with Beneficiary’s Requirements For Restoration as set forth in Section 7.04 below. Upon Grantor’s satisfaction and completion of the Requirements For Restoration and upon confirmation that there is no Event of Default then existing, Beneficiary shall pay any remaining Restoration Funds (as defined in Section 7.04 below) then held by Beneficiary to Grantor.
          (d) In the event that the conditions for Restoration set forth in this Section have not been met, Beneficiary shall, at its option, either apply the Net Condemnation Proceeds to the reduction of the Secured Indebtedness in such order as Beneficiary may determine and Beneficiary may declare the entire Secured Indebtedness immediately due and payable, or release the Net Condemnation Proceeds to Grantor,. After payment in full of the Secured Indebtedness, any remaining Restoration Funds shall be paid to Grantor.
     Section 7.04 REQUIREMENTS FOR RESTORATION. Unless otherwise expressly agreed in a writing signed by Beneficiary, the following are the Requirements For Restoration:
          (a) If the Net Insurance Proceeds or Net Condemnation Proceeds are to be used for the Restoration, prior to the commencement of any Restoration work (the “Work”), Grantor shall provide Beneficiary for its review and written approval (i) complete plans and specifications for the Work which (A) have been approved by all required governmental authorities, (B) have been approved by an architect satisfactory to Beneficiary (the “Architect”) and (C) are accompanied by Architect’s signed statement of the total estimated cost of the Work (the “Approved Plans and Specifications”); (ii) the amount of money which Beneficiary reasonably determines will be sufficient when added to the Net Insurance Proceeds or

Condemnation Proceeds to pay the entire cost of the Restoration (collectively referred to as the “Restoration Funds”); (iii) evidence that the Approved Plans and Specifications and the Work are in compliance with all Requirements; (iv) an executed contract for construction with a contractor satisfactory to Beneficiary (the “Contractor”) in a form approved by Beneficiary in writing; and (v) a surety bond and/or guarantee of payment with respect to the completion of the Work. The bond or guarantee shall be satisfactory to Beneficiary in form and amount and shall be signed by a surety or other entities who are acceptable to Beneficiary.
          (b) Grantor shall not commence the Work, other than temporary work to protect the Property or prevent interference with business, until Grantor shall have complied with the requirements of Subsection (a) of this Section 7.04. So long as there does not currently exist an Event of Default and the following conditions have been complied with or, in Beneficiary’s discretion, waived, Beneficiary shall disburse the Restoration Funds in increments to Grantor, from time to time as the Work progresses:
               (1) Architect shall supervise the performance of the Work.
               (2) Beneficiary shall disburse the Restoration Funds directly or through escrow with a title company selected by Grantor and approved by Beneficiary, upon not less than ten (10) days’ prior written notice from Grantor to Beneficiary and Grantor’s delivery to Beneficiary of (A) Grantor’s written request for payment (a “Request for Payment”) accompanied by a certificate by Architect in a form satisfactory to Beneficiary which states that (i) all of the Work completed to that date has been completed in compliance with the Approved Plans and Specifications and in accordance with all Requirements, (ii) the amount requested has been paid or is then due and payable and is properly a part of the cost of the Work, and (iii) when added to all sums previously paid by Beneficiary, the requested amount does not exceed the value of the Work completed to the date of such certificate; and (B) evidence satisfactory to Beneficiary that the balance of the Restoration Funds remaining after making the payments shall be sufficient to pay the balance of the cost of the Work. Each Request for Payment shall be accompanied by (x) waivers of liens covering that part of the Work previously paid for, if any (y) a title search or by other evidence satisfactory to Beneficiary that no mechanic’s or materialmen’s liens or other similar liens for labor or materials supplied in connection with the Work have been filed against the Property and not discharged of record, and (z) an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.
               (3) The final Request for Payment shall be accompanied by (i) a certificate of occupancy or other equivalent evidence of approval of appropriate governmental authorities for the use and occupancy of the Improvements, (ii) evidence that the Restoration has been completed substantially in accordance with the Approved Plans and Specifications and all Requirements, (iii) evidence that the costs of the Restoration have been paid in full, and (iv) evidence that no mechanic’s or similar liens for labor or material supplied in connection with the Restoration are outstanding against the Property, including final waivers of liens covering all of the Work and an endorsement to Beneficiary’s title policy insuring that no encumbrance exists on or affects the Property other than the Permitted Exceptions.

          (c) If (i) within sixty (60) days after Beneficiary determines that there has not been an Impairment of the Security and there is destruction or condemnation requiring Restoration and which pursuant to this Deed of Trust requires Beneficiary’s approval or administration of funds, and Grantor fails to submit to Beneficiary and receive Beneficiary’s approval of plans and specifications or fails to deposit with Beneficiary the additional amount necessary to accomplish the Restoration as provided in subparagraph (a) above, or (ii) after such plans and specifications are approved by all such governmental authorities and Beneficiary, Grantor fails to commence promptly or diligently continue to completion the Restoration, or (iii) Grantor becomes delinquent in payment to mechanics, materialmen or others for the costs incurred in connection with the Restoration, or (iv) there exists an Event of Default, then, in addition to all of the rights herein set forth and after thirty (30) days’ written notice of the non-fulfillment of one or more of these conditions, Beneficiary may apply the Restoration Funds to reduce the Secured Indebtedness in such order as Beneficiary may determine, and at Beneficiary’s option and in its sole discretion, Beneficiary may declare the Secured Indebtedness immediately due and payable together with the Prepayment Fee.
     Section 7.05 CERTAIN EFFECTS OF APPLICATION OF PROCEEDS. In the event Insurance Proceeds or Condemnation Proceeds are applied to the Secured Indebtedness and/or the Other Secured Indebtedness in accordance with the terms and conditions of this Deed of Trust, the Interest Only Monthly Installment and/or the Principal and Interest Monthly Installment (as such terms are defined in the Note), as applicable, shall be re-calculated by Beneficiary based on the outstanding principal balance after such application of Insurance Proceeds or Condemnation Proceeds. The conditions for the application of Condemnation Proceeds or Insurance Proceeds to the principal of the Loan without the payment of the Prepayment Fee are set forth in Section 9(a) of the Note.
ARTICLE VIII.
REPRESENTATIONS OF GRANTOR
     Section 8.01 ERISA. Grantor hereby represents, warrants and agrees that; (i) it is acting on its own behalf and that it is neither (A) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title 1 of ERISA, nor (B) a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, which is subject to Section 4975 of the Internal Revenue Code of 1986 (any such plan which meets all of the criteria in clause (A) or clause (B) above is hereinafter referred to collectively as a “Plan”); (ii) Grantor’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets” within the meaning of Department of Labor Regulation 2510.3-101.
     Section 8.02 NON-RELATIONSHIP. Neither Grantor nor any general partner, director, member or officer of Grantor nor any person who is a Grantor’s Constituent (as defined in Section 8.03) is (i) a director or officer of Beneficiary or Metropolitan Life Insurance Company (“MetLife”), (ii) a parent, son or daughter of a director or officer of Beneficiary or MetLife, or a descendent of any of them, (iii) a stepparent, adopted child, stepson or stepdaughter of a director or officer of Beneficiary or MetLife, or (iv) a spouse of a director or officer of Beneficiary or MetLife.

     Section 8.03 NO ADVERSE CHANGE. Grantor represents and warrants that:
          (a) There has been no material adverse change from the conditions shown in the application submitted for the Loan by Grantor (“Application”) or in the materials submitted in connection with the Application in the credit rating or financial condition of (i) Grantor, (ii) the general partners, shareholders or members of Grantor, or (iii) any entity which is a general partner, shareholder, beneficiary or member of Grantor, respectively as the ease may be (collectively, “Grantor’s Constituents”).
          (b) Grantor has delivered to Beneficiary true and correct copies of all Grantor’s organizational documents and except as expressly approved by Beneficiary in writing, there have been no changes in Grantor’s Constituents since the date that the Application was executed by Grantor.
          (c) Neither Grantor, nor any of the Grantor’s Constituents, is involved in any bankruptcy, reorganization, insolvency, dissolution or liquidation proceeding, and to the best knowledge of Grantor, no such proceeding is contemplated or threatened.
          (d) Grantor has received reasonably equivalent value for the granting of this Deed of Trust.
          (e) Neither Grantor, nor any of Grantor’s Constituents, has been convicted of, or been indicted for a felony criminal offense.
          (f) Neither Grantor nor any of Grantor’s Constituents is in default under any mortgage, deed of trust, note, loan or credit agreement.
          (g) Neither Grantor, nor any of Grantor’s Constituents, is involved in any litigation, arbitration, or other proceeding or governmental investigation pending which if determined adversely would materially adversely affect Grantor’s ability to perform in accordance with the Loan Documents.
     Section 8.04 FOREIGN INVESTOR. Neither Grantor nor any of Grantor’s Constituents is, or will be held by, directly. or indirectly, a “foreign person” within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986, as amended, and Grantor is not a “disregarded entity” within the meaning of such Code of Regulations.
     Section 8.05 US PATRIOT ACT. Neither Grantor nor any of Grantor’s Constituents is, or will be held by, directly or indirectly, a person or entity that appears on a list of individuals and/or entities for which transactions are prohibited by the US Treasury Office of Foreign Assets Control or any similar list maintained by any other governmental authority, with respect to which entering into transactions with such person or entity would violate the US Patriot Act or regulations or any Presidential Executive Order or any other similar applicable law, ordinance, order, rule or regulation.
     Section 8.06 SECURITIES LAWS. The limited partnership interests evidenced by the Grantor’s Organizational Documents have been issued in accordance with all applicable federal and state securities laws, or authorized exemptions from such securities laws, including, but not limited to, the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, and the Texas Securities Act, as amended. The limited partnership interests of Grantor have not been issued in violation of any federal, state or local securities law, and to the extent that these securities have been issued in reliance on exemptions from such federal or state securities law, all necessary steps have been taken to qualify for such exemptions. The limited partners of Grantor have been properly notified of all applicable securities laws and related restrictions on their ability to transfer, sell or otherwise dispose of their partnership interests in Grantor. The name of Beneficiary is not and will not be in any of the offering materials provided or to be provided to any person, including, but not limited to, any of the limited partners of Grantor, nor has there been any representation, whether written, oral or otherwise, that Beneficiary in any way has participated or endorsed the offering of the partnership interests in Grantor.
     Section 8.07 SINGLE PURPOSE ENTITY. Grantor represents, warrants, and covenants with Beneficiary that it has not and shall not: (i) engage in business other than owning and operating the Property; (ii) acquire or own a material asset other than the Property and incidental personal property; (iii) maintain assets in a way difficult to segregate and identify or commingle its assets with the assets of any other person or entity; (iv) fail to hold itself out to the public as a legal entity separate from any other; (v) fail to conduct business solely in its name or fail to maintain records, accounts or bank accounts separate from any other person or entity; (vi) file or consent to a petition pursuant to applicable bankruptcy, insolvency, liquidation or reorganization statutes, or make an assignment for the benefit of creditors without the unanimous consent of its partners or members, as applicable; (vii) incur additional indebtedness except for trade payables in the ordinary course of business of owning and operating the Property, provided that such indebtedness is paid within ninety (90) days of when incurred; (viii) dissolve, liquidate, consolidate, merge or sell all or substantially all of its assets; or (ix) modify, amend or revise its organizational documents.
ARTICLE IX.
EXCULPATION AND LIABILITY SECTION
     Section 9.01 LIABILITY OF GRANTOR.
          (a) Upon the occurrence of an Event of Default, except as provided in this Section 9.01, Beneficiary will look solely to the Property, the Other Property, the security under the Loan Documents and the security under the Other Loan Documents for the repayment of the Loan and will not enforce a deficiency judgment against Grantor. However, nothing contained in this Section shall limit the rights of Beneficiary to proceed against Grantor and the general partners of Grantor and/or Liable Parties (i) to enforce any Leases entered into by Grantor or its affiliates as tenant; (ii) to recover damages for fraud, material misrepresentation, material breach of warranty or waste; (iii) to recover any Condemnation Proceeds or Insurance Proceeds or other similar funds which have been applied by Grantor in contravention of the Loan Documents, or which, under the terms of the Loan Documents, should have been paid to Beneficiary; (iv) to recover (if and to the extent same has been applied by Grantor in contravention of the Loan Documents) any tenant security deposits, tenant letters of credit or other deposits or fees paid to Grantor or prepaid rents for a period of more than thirty (30) days; (v) to recover Rents and Profits received by Grantor after the first day of the month in which an Event of Default occurs and prior to the date Beneficiary acquires title to the Property, which have not been applied to the

Loan in accordance with the Loan Documents to operating and maintenance expenses of the Property; (vi) to recover damages, costs and expenses arising from, or in connection with the provisions of this Deed of Trust pertaining to hazardous materials or the Indemnity Agreement; (vii) to recover all amounts due and payable pursuant to Sections 11.06 and 11.07 of this Deed of Trust and any amount expended by Beneficiary in connection with the foreclosure of this Deed of Trust; (viii) to recover costs and damages arising from Grantor’s failure to pay Premiums or Impositions in the event Grantor is not required to deposit such amounts with Beneficiary pursuant to Section 2.05 hereof; and/or (ix) to recover damages arising from Grantor’s failure to comply with the provisions of this Deed of Trust pertaining to ERISA.
          (b) The limitation of liability set forth in this Section 9.01 shall not apply and the Loan shall be fully recourse in the event that:
               (1) prior to the repayment of the Secured Indebtedness and the Other Secured Indebtedness, (i) Grantor or Other Borrower commences a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding is commenced against Grantor or Other Borrower by a related party of either of them or by any person acting in collusion or conspiring with either of them and such proceeding is not dismissed within ninety (90) days of filing. In addition, neither this Section 9.01 nor any other provision of this Deed of Trust shall waive any rights which Beneficiary would have under any provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Secured Indebtedness and any amounts owing under the other Loan Documents or to require that the Property, the Other Property, the security under the Loan Documents and/or the security under the Other Loan Documents shall continue to secure all of the Secured Indebtedness and the Other Secured Indebtedness; or
               (2) unless otherwise approved in writing by Beneficiary, there is (i) a Transfer or Secondary Financing, except as permitted in the Loan Documents, or (ii) a “Transfer” or “Secondary Financing” (such terms having the meaning ascribed to them in the Other Deed of Trust), except as permitted in the Other Loan Documents.
ARTICLE X.
CHANGE IN OWNERSHIP, CONVEYANCE OF PROPERTY
     Section 10.01 CONVEYANCE OF PROPERTY, CHANGE IN OWNERSHIP AND COMPOSITION.
          (a) Subject to the provisions of Section 10.01(b) below, Grantor shall not cause or permit: (i) the Property or any interest in the Property to be conveyed, transferred, assigned, encumbered, sold or otherwise disposed of (excluding leases of space in the Improvements and replacements of items of Personal Property and Intangible Property in the ordinary course of business); or (ii) any transfer, assignment or conveyance of any interest in, or any change in the individual(s) comprising, Grantor or in the partners, or stockholders, or members or beneficiaries of, or the constituent entities owning, directly or indirectly, interests in, Grantor; or (iii) any merger, reorganization, dissolution or other change in the ownership structure of Grantor or any of the general partners of Grantor, including, without limitation, any conversion of Grantor or any member or general partner of Grantor to a limited partnership, a limited liability partnership or a limited liability company (collectively, “Transfers” and individually, a “Transfer”). Any such Transfer shall be an Event of Default. Grantor shall pay all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees and disbursements incurred by Beneficiary, in connection with any Transfer.
          (b) Notwithstanding anything to the contrary contained in this Deed of Trust or any of the other Loan Documents or the Other Loan Documents, upon written notice to Beneficiary and with no obligation to pay any transfer fee or premium except for any reasonable third-party fees incurred, the prohibitions on transfer contained in Section 10.01(a) shall not be applicable to:
               (1) transfers of ownership as a result of the death, or in connection with estate planning, of a natural person to a spouse, son or daughter or descendant of either, or to a stepson or stepdaughter or descendant of either;
               (2) transfers of any direct or indirect interests or transfers of all types and classes of the shares in AmREIT, Inc., a Maryland corporation (“AmREIT”);
               (3) any merger or consolidation of AmREIT or any successors or assigns (each an “AmREIT Entity”) into or with any other entities or the sale of all or substantially all of the assets of an AmREIT Entity to any other entity; and
               (4) transfers of any direct or indirect interests in Grantor to or among any investment funds sponsored by an AmREIT Entity.
     After the completion of such Transfers, Grantor and its constituent shareholders, partners or members are able to and do make the representations set forth in Article VIII above and Grantor pays all costs and expenses incurred by Beneficiary in connection with such conversion, including title insurance premiums, documentation costs and reasonable third-party attorneys’ fees.
          (c) In addition to the Transfers permitted under Section 10.01(b) above, Grantor shall have a one time right to transfer the Property, subject to the Loan, upon satisfaction of the following conditions: (i) there being no Event of Default and no default under the Indemnity Agreement or the Other Indemnity Agreement at the time of the transfer, (ii) the transferee has been approved by Beneficiary, in its sole and absolute discretion, (iii) the transferee shall be able to make the representations set forth in Article VIII above, (iv) the Net Operating Income derived from the Property for the next twelve (12) full calendar months, as determined by Beneficiary in its reasonable discretion, shall be no less than 2,0 times the Debt Service, (v) the loan to value ratio of the Property at the time of the transfer shall not be greater than 55%, (vi) Grantor or the transferee shall pay a fee equal to one-half percent (1/2%) of the outstanding principal balance of the Note, together with a non-refundable processing fee in the amount of $10,000.00, at the time of the assumption, (vii) the transferee shall expressly assume the Loan Documents and the Indemnity Agreement in a manner satisfactory to Beneficiary, (viii) an additional Liable Party acceptable to Beneficiary shall execute the Guaranty with respect to events arising or occurring from and after the date of the transfer, which additional Liable Party must have (in the aggregate if more than one) a net worth of not less than $60,000,000, as determined by Beneficiary in its reasonable discretion (and upon such assumption, Grantor shall be released from any liability under the Loan Documents and the Indemnity Agreement with respect to events occurring on or after the date of such assumption), (ix) the transferee must have a net worth of not less than $25,000,000, as determined by Beneficiary in its reasonable discretion, (x) the transferee must be experienced in the ownership, management and leasing of properties similar to the Property, (xi) Grantor or transferee shall pay all costs and expenses incurred by Beneficiary in connection with the transfer, including title insurance premiums, documentation costs and reasonable attorneys’ fees, (xii) if the Loan has been securitized, Beneficiary shall have received confirmation that the assumption of the Loan by the transferee will not result in an adverse change in the rating of the Securities (as defined in Section 12.01(a)) by the Rating Agency (as defined in Section 12.01(a)), and (xiii) if the Deed of Trust still secures the Other Secured Indebtedness, Other Borrower shall have simultaneously transferred the Other Property in accordance with the Other Deed of Trust. No transfer shall release Grantor or Liable Parties, if applicable, from their obligations under the Loan Documents, the Indemnity Agreement or the Guaranty, if applicable, with respect to events arising or occurring prior to the date of transfer. Notwithstanding anything to the contrary set forth herein, Grantor shall have the right to prepay the Loan (with the applicable Prepayment Fee) in an amount necessary to satisfy the conditions set forth in clauses (iv) and (v) above.
     Section 10.02 PROHIBITION ON SUBORDINATE FINANCING. Grantor shall not incur or permit the incurring of (i) any financing in addition to the Loan that is secured by a lien, security interest or other encumbrance of any part of the Property or (ii) any pledge or encumbrance of a partnership, member or shareholder or beneficial interest or other direct or indirect interest in Grantor (collectively, “Secondary Financing”).
     Section 10.03 RESTRICTIONS ON ADDITIONAL OBLIGATIONS. During the term of the Loan, Grantor shall not, without the prior written consent of Beneficiary, become liable with respect to any indebtedness or other obligation except for (i) the Loan, (ii) Leases entered into in the ordinary course of owning and operating the Property for the Use, (iii) other liabilities incurred in the ordinary course of owning and operating the Property for the Use, but excluding any loans or borrowings, (iv) liabilities or indebtedness disclosed in writing to and approved by Beneficiary on or before the Execution Date, and (v) any other single item of indebtedness or liability which does not exceed $100,000 or, when aggregated with other items or indebtedness or liability, does not exceed $500,000.
     Section 10.04 STATEMENTS REGARDING OWNERSHIP. Grantor agrees to submit or cause to be submitted to Beneficiary within thirty (30) days after December 31st of each calendar year during the term and fifteen (15) days after any written request by Beneficiary, a sworn, notarized certificate, signed by an authorized (i) individual who is Grantor or one of the individuals comprising Grantor, (ii) member of Grantor, (iii) partner of Grantor, or (iv) officer of Grantor, as the case may be, stating whether (x) any part of the Property, or any interest in the Property, has been conveyed, transferred, assigned, encumbered, or sold, and if so, to whom; (y) any conveyance, transfer, pledge or encumbrance of any interest in Grantor has been made by Grantor, and if so, to whom; or (z) there has been any change in the individual(s) comprising Grantor or in the partners, members, stockholders or beneficiaries of Grantor from those on the Execution Date, and if so, a description of such change or changes.

     Section 10.05 SPECIAL RELEASE.
          (a) Grantor shall be entitled to release the lien of this Deed of Trust (the “Release”) upon the concurrent satisfaction of the following conditions during the Permitted Prepayment Period (as such term is defined in the Note): (i) prepayment of the entire amount then due and owing on the Note, together with the Prepayment Fee; (ii) there being no Event of Default or default under the Indemnity Agreement or the Other Indemnity Agreement; (iii) the “Net Operating Income” (for purposes of this Section 10.05, as such term is defined in the Other Deed of Trust), in the reasonable opinion of Beneficiary, shall be no less than 2.0 times the “Debt Service” (for purposes of this Section 10.05, as such term is defined in the Other Deed of Trust); (iv) the loan to value ratio of the Other Property at the time of the Release, to be determined by Beneficiary in its sole discretion, shall not be greater than 55%; (v) payment of an additional five percent (5%) of the principal balance of the Note, to be applied to the indebtedness evidenced by the Other Note, together with the applicable “Prepayment Fee” (for purposes of this Section 10.05, as such term is defined in the Other Note); (vi) payment of a non-refundable processing fee in the amount of $25,000.00; (vii) payment of all costs and expenses incurred by Beneficiary in connection with the Release, including title insurance premiums, documentation costs and reasonable attorneys’ fees; (viii) receipt by Beneficiary of evidence of Grantor’s existence, good standing, and power and authority to enter into the necessary agreements and other documents; (ix) payment of all costs and expenses incurred by Beneficiary in connection with such modifications, to the extent not otherwise paid under Subsection (a)(vii) of this Section 10.05; (x) delivery to Beneficiary of all endorsements to the mortgagee policy or policies of title insurance covering this Deed of Trust and the Other Deed of Trust in a form reasonably acceptable to Beneficiary; (xi) the execution by Other Borrower and Beneficiary of an amendment to the Other Note, providing the following: (A) the “Interest Rate” (as such term is defined in the Other Note) shall be increased by one-half percent (1/2%), (B) the “Interest Only Monthly Installment” and/or the “Principal and Interest Monthly Installment” (for purposes of this Section 10.05, as such terms are defined in the Other Note), as applicable, shall be re-calculated by Beneficiary based on the outstanding principal balance after partial prepayment of the Other Note in accordance with this Section 10.05, (C) confirmation of Other Borrower’s indebtedness to Beneficiary, and (D) such other reasonable terms and conditions not inconsistent with the terms of the Other Loan; and (xii) the receipt of such additional documents as Beneficiary may reasonably require in connection with the Release.
          (b) No Release shall release Grantor or Liable Parties from their respective obligations under the Loan Documents, the Indemnity Agreement or the Guaranty with respect to events arising or occurring prior to the date of the Release. Notwithstanding anything to the contrary set forth herein, Grantor shall have the right to prepay the Note (with the applicable Prepayment Fee) in an amount necessary to satisfy the conditions set forth in Subsections (a)(iii) and (a)(iv) of this Section 10.05.
ARTICLE XI.
DEFAULTS AND REMEDIES
     Section 11.01 EVENTS OF DEFAULT. Any of the following shall be deemed to be a material breach of Grantor’s covenants in this Deed of Trust and shall constitute a default (“Event of Default”):

          (a) The failure of Grantor to pay any installment of principal, interest or principal and interest, any required escrow deposit or any other sum required to be paid under any Loan Document, whether to Beneficiary or otherwise, within seven (7) days of the due date of such payment; provided that if no due date of such payment is specified in the Loan Documents, then within seven (7) days following written notice from Beneficiary that such payment is due hereunder;
          (b) The failure of Grantor to perform or observe any other term, provision, covenant, condition or agreement under any Loan Document for a period of more than thirty (30) days after receipt of notice of such failure; provided that if such breach is curable, but cannot be cured within said 30-day period for reasons beyond the reasonable control of Grantor, said 30-day period shall be extended as may be necessary, but not by more than sixty (60) days;
          (c) The filing by Grantor or any one of the Liable Parties (an “Insolvent Entity”) of a voluntary petition or application for relief in bankruptcy, the filing against an Insolvent Entity of an involuntary petition or application for relief in bankruptcy which is not dismissed within sixty (60) days, or an Insolvent Entity’s adjudication as a bankrupt or insolvent, or the filing by an Insolvent Entity of any petition, application for relief or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency or other relief for debtors, or an Insolvent Entity’s seeking or consenting to or acquiescing in the appointment of any trustee, custodian, conservator, receiver or liquidator of an Insolvent Entity or of all or any substantial part of the Property or of any or all of the Rents and Profits, or the making by an Insolvent Entity of any general assignment for the benefit of creditors, or the admission in writing by an Insolvent Entity of its inability to pay its debts generally as they become due;
          (d) If any warranty, representation, certification, financial statement or other information made or furnished at any time pursuant to the terms of the Loan Documents by Grantor, or by any person or entity otherwise liable under any Loan Document, shall be materially false or misleading;
          (e) If Grantor shall suffer or permit the Property, or any part of the Property, to be used in a manner that would (1) impair Grantor’s title to the Property, (2) create rights of adverse use or possession, or (3) constitute an implied dedication of any part of the Property; or
          (f) If Liable Parties shall default under any guaranty executed by Liable Parties in favor of Beneficiary; or
          (g) Except as provided solely in Article X of this Deed of Trust, if Grantor shall cause or permit directly or indirectly any Transfer; or
          (h) If an “Event of Default”, as such term is defined in the Other Deed of Trust, occurs.
     Section 11.02 REMEDIES UPON DEFAULT. Upon the happening of an Event of Default, the Secured Indebtedness and the Other Secured Indebtedness shall, at the option of Beneficiary, become immediately due and payable, without further notice or demand, and

Beneficiary may undertake any one or more of the following remedies, in addition to any applicable remedies available under the Other Loan Documents:
          (a) Foreclosure. Institute a foreclosure action in accordance with the law of the State, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Property or any other security afforded by the Loan Documents, In the case of a judicial proceeding, Beneficiary may proceed to final judgment and execution for the amount owed under this Deed of Trust as of the date of the judgment, together with all costs of suit, reasonable attorneys’ fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid. If Beneficiary is the purchaser at the foreclosure sale of the Property, the foreclosure sale price shall be applied against the total amount due Beneficiary; and/or
          (b) Power of Sale. Authorize and empower Trustee, his successor or substitute (i) to sell the Property or any part thereof situated in the State at the courthouse door of any county in the State in which any part of the Property is situated, at public venue to the highest bidder for cash between the hours of 10 o’clock a.m. and 4 o’clock p.m. on the first Tuesday in any month, after (A) advertising the time, place and terms of said sale, and the Property to be sold, by posting for at least twenty-one (21) days preceding the date of said sale written or printed notice (hereinafter referred to as the “Notice of Sale”) of the time, place and terms of such sale at the courthouse door of each county in which the Property to be sold or any part thereof is situated, and (B) filing, at least twenty-one (21) days prior to the date of said sale, a copy of the Notice of Sale in the office of the County Clerk of each county in which the Property to be sold or any part thereof is situated, and paying all necessary costs and expenses incident to each such filing, and (C) in addition, after serving written notice of the proposed sale by certified mail at least twenty-one (21) days preceding the date of sale on each debtor obligated to pay the Secured Indebtedness and the Other Secured Indebtedness, at the most recent address of such debtor as shown by the records of Beneficiary; or (ii) to sell the same at such other time and place, and in accordance with such procedures and requirements, as may hereafter be provided by the laws of the State, all in accordance with the following requirements:
               (1) The sale by Trustee of any of the Property in accordance with the provisions of clause (i) of the immediately preceding sentence shall take place in the area at the courthouse in the county designated for such purpose by the commissioner’s court of said county, and in the event that no area has been designated by such commissioner’s court, then the Notice of Sale shall designate an area at the county courthouse where the sale shall take place and, in such event, the sale shall be conducted by the Trustee at the area designated in the Notice of Sale. The Notice of Sale shall contain a statement of the earliest time at which such sale will occur and the sale shall begin at the time stated in the Notice of Sale or not later than three (3) hours after such time;
               (2) Any sale made by Trustee hereunder may be of the entire Property or such portions thereof as Beneficiary may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by Trustee of only a portion of the Property shall not exhaust the power of sale herein granted, and Trustee is specifically empowered to make successive sales under such power until the entire Property shall be sold; and, if the proceeds of such sale or sales, as the case may be, of a portion of the Property shall be less than the combined Secured Indebtedness and Other Secured Indebtedness and the cost and expenses incurred in connection with pursuing Beneficiary’s rights and remedies hereunder, this Deed of Trust and the lien hereof shall remain in fall force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Grantor shall never have any right to require the sale of less than the whole of the Property, but the Beneficiary shall have the right, at its sole election, to request the Trustee to sell less than the whole of the Property;
               (3) After each sale, Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of Grantor, conveying the property so sold to the purchaser or purchasers in fee simple with general warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided;
               (4) The power of sale granted herein shall not be exhausted by any sale held hereunder by Trustee or his substitute or successor, and such power of sale may be exercised from time to time and as many times as the Beneficiary may deem necessary until all of Property has been duly sold and all Secured Indebtedness and Other Secured Indebtedness has been fully paid. In the event any sale hereunder is not completed or is defective in the opinion of Beneficiary, such sale shall not exhaust the power of sale hereunder and Beneficiary shall have the right to cause a subsequent sale or sales to be held hereunder. Any and all statements of fact or other recitals made in any deed or deeds given by the Trustee or any successor or substitute appointed hereunder as to nonpayment of the Secured Indebtedness and/or the Other Secured Indebtedness secured hereby or as to the occurrence of any default, or as to Beneficiary having declared all of such indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given, or as to the refusal, failure or inability to act of the Trustee or any substitute or successor trustee, or as to any other act or thing having been duly done by the Beneficiary or by such Trustee, his substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. Trustee, his successor or substitute, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Trustee, including the posting of notices and the conduct of sale, but in the name and on behalf of Trustee, his successor or substitute; and
               (5) Beneficiary shall have the right to become the purchaser at any sale held by any Trustee, his substitute or successor or by any receiver or public officer, and any Beneficiary purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Secured Indebtedness and the Other Secured Indebtedness; and/or
          (c) Entry. Enter into possession of the Property, lease the Improvements, collect all Rents and Profits and, after deducting all costs of collection and administration expenses, apply the remaining Rents and Profits in such order and amounts as Beneficiary, in Beneficiary’s sole discretion, may elect to the payment of Impositions, operating costs, costs of maintenance, restoration and repairs, Premiums and other charges, including, but not limited to, costs of leasing the Property and fees and costs of counsel and receivers, and in reduction of the Secured Indebtedness and the Other Secured Indebtedness; and/or

          (d) Receivership. Have a receiver appointed to enter into possession of the Property, lease the Property, collect the Rents and Profits and apply them as the appropriate court may direct. Beneficiary shall be entitled to the appointment of a receiver without the necessity of proving either the inadequacy of the security or the insolvency of Grantor or any of the Liable Parties. Grantor and Liable Parties shall be deemed to have consented to the appointment of the receiver. The collection or receipt of any of the Rents and Profits by Beneficiary or any receiver shall not affect or cure any Event of Default; and/or
          (e) Remedies Under Other Loan Documents. Exercise any one or more of its rights and remedies under the Other Loan Documents; and/or
          (f) Remedies Cumulative. All remedies herein expressly provided for are cumulative of any and all other remedies existing at law or in equity and are cumulative of any and all other remedies provided for in any other Loan Document or Other Loan Document and Trustee and the Beneficiary shall, in addition to the remedies herein provided, be entitled to avail themselves of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Secured Indebtedness and the Other Secured Indebtedness, the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced hereby, and the resort to any remedy provided for hereunder or under any such other Loan Document or Other Loan Document or provided for by law shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.
     Section 11.03 APPLICATION OF PROCEEDS OF SALE. In the event of a sale of the Property pursuant to Section 11.02 of this Deed of Trust, to the extent permitted by law, the Beneficiary shall determine in its sole discretion the order in which the proceeds from the sale shall be applied to the payment of the Secured Indebtedness and the Other Secured Indebtedness, including, without limitation, the expenses of the sale and of all proceedings in connection with the sale, including reasonable attorneys’ fees and expenses; Impositions, Premiums, liens, and other charges and expenses; the outstanding principal balances of the Secured Indebtedness and the Other Secured Indebtedness; any accrued interest; any Prepayment Fee; and any other amounts owed under any of the Loan Documents or the Other Loan Documents.
     Section 11.04 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, GRANTOR AND BENEFICIARY HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING AND/OR HEARING ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THE NOTE, THIS DEED OF TRUST OR ANY OF THE LOAN DOCUMENTS OR OTHER LOAN DOCUMENTS, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. EACH PARTY HAS RECEIVED THE ADVICE OF COUNSEL WITH RESPECT TO THIS WAIVER.
     Section 11.05 BENEFICIARY’S RIGHT TO PERFORM GRANTOR’S OBLIGATIONS. Grantor agrees that, while an Event of Default exists, if Grantor fails to perform any act or to pay any money which Grantor is required to perform or pay under the Loan

Documents, Beneficiary may make the payment or perform the act at the cost and expense of Grantor and in Grantor’s name or in its own name. Any money paid by Beneficiary under this Section 11.05 shall be reimbursed to Beneficiary in accordance with Section 11.06.
     Section 11.06 BENEFICIARY REIMBURSEMENT. All payments made, or funds expended or advanced by Beneficiary, pursuant to the provisions of Section 11,05 or otherwise in any Loan Document, shall (1) become a part of the Secured Indebtedness and the Other Secured Indebtedness, (2) bear interest at the Interest Rate (as defined in the Note) from the date such payments are made or funds expended or advanced, (3) become due and payable by Grantor upon demand by Beneficiary, and (4) bear interest at the Default Rate (as defined in the Note) from the date of such demand. Grantor shall reimburse Beneficiary within ten (10) days after receipt of written demand for such amounts.
     Section 11.07 FEES AND EXPENSES. If Beneficiary becomes a party (by intervention or otherwise) to any action or proceeding affecting, directly or indirectly, Grantor, the Property or the title thereto or Beneficiary’s interest under this Deed of Trust, or employs an attorney to collect any of the Secured Indebtedness or to enforce performance of the obligations, covenants and agreements of the Loan Documents, Grantor shall reimburse Beneficiary in accordance with Section 11,06 for all expenses, costs, charges and legal fees incurred by Beneficiary (including, without limitation, the fees and expenses of experts and consultants), whether or not suit is commenced.
     Section 11.08 WAIVER OF CONSEQUENTIAL DAMAGES. Grantor covenants and agrees that in no event shall Beneficiary be liable for consequential damages, and to the fullest extent permitted by law, Grantor expressly waives all existing and future claims that it may have against Beneficiary for consequential damages.
     Section 11.09 INDEMNIFICATION OF TRUSTEE. Except for gross negligence and willful misconduct, Trustee shall not be liable for any act or omission or error of judgment. Trustee may rely on any document believed by it hi good faith to be genuine. All money received by Trustee shall be held in trust, but need not be segregated (except to the extent required by law), until used or applied as provided in this Deed of Trust Trustee shall not be liable for interest on the money. Grantor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the performance of its duties.
     Section 11.10 ACTIONS BY TRUSTEE. At any time, upon written request of Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any entity or Liable Parties for payment of the Secured Indebtedness or the Other Secured Indebtedness or the effect of this Deed of Trust upon the remainder of the Property, Trustee may take such actions as Beneficiary may request which are permitted by this Deed of Trust or by applicable law.
     Section 11.11 RESIGNATION AND APPOINTMENT OF TRUSTEE. Trustee may resign by an instrument in writing addressed to Beneficiary, or Trustee may be removed at any time with or without cause by Beneficiary. In case of the death, resignation, removal or disqualification of Trustee or if for any reason the Beneficiary shall deem it desirable to appoint a substitute or successor trustee to act instead of the herein named trustee or any substitute or successor trustee, then Beneficiary shall have the right and is hereby authorized and empowered to appoint a successor trustee, or a substitute trustee, without other formality than appointment and designation in writing executed by Beneficiary, and the authority hereby conferred shall extend to the appointment of other successor and substitute trustees successively until the earlier of (a) the payment in full of the Secured Indebtedness and the Other Secured Indebtedness, (b) the sale of the Property by Trustee hereunder, or (c) the Release of this Deed of Trust pursuant to Section 10.05 above. In the event the Secured Indebtedness is owned by more than one person or entity, the holder or holders of not less than a majority of the amount of the Secured Indebtedness shall have the right and authority to make the appointment of a successor or substitute trustee provided for in the preceding sentence. Such appointment and designation by Beneficiary or by the holder or holders of not less than a majority of the Secured Indebtedness shall be full evidence of the right and authority to make the same and of all facts therein recited. If Beneficiary is a corporation and such appointment is executed in its behalf by an officer of such corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the corporation. Upon the making of any such appointment and designation, all of the estate and title of Trustee in the Property shall vest in the named successor or substitute trustee and he shall thereupon succeed to and shall hold, possess and execute all the rights, powers, privileges, immunities and duties herein conferred upon Trustee; but nevertheless, upon the written request of Beneficiary or of the successor or substitute Trustee, the Trustee ceasing to act shall execute and deliver an instrument transferring to such successor or substitute Trustee all of the estate and title in the Property of the Trustee so ceasing to act, together with all rights, powers, privileges, immunities and duties herein conferred upon the Trustee, and shall duly assign, transfer and deliver any of the properties and moneys held by said Trustee hereunder to said successor or substitute Trustee. All references herein to Trustee shall be deemed to refer to the Trustee (including any successor or substitute appointed and designated as herein provided) from time to time acting hereunder. Grantor hereby ratifies and confirms any and all acts which the herein named Trustee or his successor or successors, substitute or substitutes, in this trust, shall do lawfully by virtue hereof.
ARTICLE XII.
GRANTOR AGREEMENTS AND FURTHER ASSURANCES
     Section 12.01 PARTICIPATION AND SALE OF LOAN.
          (a) Beneficiary may sell, transfer or assign its entire interest or one or more participation interests in the Loan and the Loan Documents at any time and from time to time, including, without limitation, its rights and obligations as servicer of the Loan. Beneficiary may issue mortgage pass-through certificates or other securities evidencing a beneficial interest in the Loan in a rated or unrated public offering or private placement, including depositing the Loan Documents with a trust that may issue securities (the “Securities”). Beneficiary may forward to each purchaser, transferee, assignee, servicer, participant, investor or prospective investor in such Securities (collectively, the “Investor”) or any agency rating or assigning value to such Securities (“Rating Agency”) and each prospective Investor, all documents and information which Beneficiary now has or may hereafter acquire relating to the Secured Indebtedness and to Grantor or any Liable Parties and the Property, whether furnished by Grantor, Liable Parties or otherwise, as Beneficiary determines necessary or desirable.

          (b) Grantor will cooperate with Beneficiary and the Rating Agency in furnishing such information and providing such other assistance, reports and legal opinions as Beneficiary may reasonably request in connection with any such transaction, provided that Grantor shall not be required to incur any expense or liability greater or different than that already set forth in the Loan Documents. In addition, Grantor acknowledges that Beneficiary may release or disclose to potential purchasers or transferees of the Loan, or potential participants in the Loan, originals or copies of the Loan Documents, title information, engineering reports, financial statements, operating statements, appraisals, Leases, rent rolls, and all other materials, documents and information in Beneficiary’s possession or which Beneficiary is entitled to receive under the Loan Documents, with respect to the Loan, Grantor, Liable Parties or the Property. Grantor shall also furnish to such Investors or such prospective Investors or such Rating Agency any and all information concerning the Property, the Leases, the financial condition of Grantor or Liable Parties as may be requested by Beneficiary, any Investor or any prospective Investor or any Rating Agency in connection with any sale, transfer or participation interest, provided that such requirements do not exceed Grantor’s reporting obligations under the Loan Documents. Grantor and Liable Parties shall provide an estoppel certificate or any other document to the Investor or the Rating Agency as may be reasonably required by Beneficiary; provided such document does not increase or expand the liability of Grantor and/or Liable Parties under the Loan Documents to which they are party.
     Section 12.02 REPLACEMENT OF NOTE. Upon notice to Grantor of the loss, theft, destruction or mutilation of the Note, Grantor will execute and deliver, in lieu of the original Note, a replacement note, identical in form and substance to the Note and dated as of the Execution Date. Upon the execution and delivery of the replacement note, all references in any of the Loan Documents to the Note shall refer to the replacement note.
     Section 12.03 GRANTOR’S ESTOPPEL. Within ten (10) days after a request by Beneficiary, Grantor shall furnish an acknowledged written statement in form satisfactory to Beneficiary (i) setting forth the amount of the Secured Indebtedness, (ii) stating either that no offsets or defenses exist against the Secured Indebtedness, or if any offsets or defenses are alleged to exist, their nature and extent, (iii) whether any default then exists under the Loan Documents or any event has occurred and is continuing, which, with the lapse of time, the giving of notice, or both, would constitute such a default, and (iv) any other matters as Beneficiary may reasonably request. If Grantor does not furnish an estoppel certificate within the 10-day period, Grantor appoints Beneficiary as its attorney-in-fact to execute and deliver the certificate on its behalf, which power of attorney shall be coupled with an interest and shall be irrevocable.
     Section 12.04 FURTHER ASSURANCES. Grantor shall, without expense to Beneficiary and/or Trustee, execute, acknowledge and deliver all further acts, deeds, conveyances, mortgages, deeds of trust, assignments, security agreements, and financing statements as Beneficiary and/or Trustee shall from time to time reasonably require, to assure, convey, assign, transfer and confirm unto Beneficiary and/or Trustee the Property and rights conveyed or assigned by this Deed of Trust or which Grantor may become bound to convey or assign to Beneficiary and/or Trustee, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or any of the other Loan Documents, or for filing, refiling, registering, reregistering, recording or rerecording this Deed of Trust. If Grantor fails to comply with the terms of this Section, Beneficiary may, at Grantor’s expense, perform Grantor’s obligations for and in the name of Grantor, and Grantor hereby irrevocably appoints Beneficiary as its attorney-in-fact to do so. The appointment of Beneficiary as attorney-in-fact is coupled with an interest and shall be irrevocable.
     Section 12.05 SUBROGATION. Beneficiary shall be subrogated to the lien of any and all encumbrances against the Property paid out of the proceeds of the Loan and to all of the rights of the recipient of such payment.
     Section 12.06 INTEREST PROVISIONS.
          (a) Savings Clause. It is expressly stipulated and agreed to be the intent of Grantor and Beneficiary at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Note or the Related Indebtedness (as herein defined) (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law). If the applicable law is ever judicially interpreted so as to render usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Note, any of the other Loan Documents, or any other communication or writing by or between Grantor and Beneficiary related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Beneficiary’s exercise of the option to accelerate the maturity of the Note and/or the Related Indebtedness, or (iii) Grantor will have paid or Beneficiary will have received by reason of any voluntary prepayment by Grantor of the Note and/or the Related Indebtedness, then it is Grantor’s and Beneficiary’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Beneficiary shall be credited on the principal balance of the Note and/or the Related Indebtedness without payment of the Prepayment Fee (or, if the Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Grantor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Note has been paid in full before the end of the stated term of the Note, then Grantor and Beneficiary agree that Beneficiary shall, with reasonable promptness after Beneficiary discovers or is advised by Grantor that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest to Grantor and/or credit such excess interest against the Note and/or any Related Indebtedness then owing by Grantor to Beneficiary without payment of the Prepayment Fee. Grantor hereby agrees that as a condition precedent to any claim seeking usury penalties against Beneficiary, Grantor will provide written notice to Beneficiary, advising Beneficiary in reasonable detail of the nature and amount of the violation, and Beneficiary shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Grantor or crediting such excess interest against the Note and/or the Related Indebtedness then owing by Grantor to Beneficiary without payment of the Prepayment Fee. All sums contracted for, charged or received by Beneficiary for the use, forbearance or detention of any debt evidenced by the Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of the Note and/or the Related

Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of the Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Note and/or the Related Indebtedness. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Beneficiary to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.
          (b) Definitions. As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Beneficiary in accordance with the applicable laws of the State of Texas (or applicable United States federal law to the extent that it permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Note and the other Loan Documents. As used herein, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Beneficiary in connection with the transactions relating to the Note and the other Loan Documents, which are treated as interest under applicable law. As used herein, the term “Related Indebtedness” shall mean any and all debt paid or payable by Grantor to Beneficiary pursuant to the Loan Documents or any other communication or writing by or between Grantor and Beneficiary related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Grantor to Beneficiary under the Note.
          (c) Ceiling Election. To the extent that Beneficiary is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Note and/or the Related Indebtedness, Beneficiary will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Beneficiary to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Beneficiary will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Beneficiary may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Grantor as provided by applicable law now or hereafter in effect.
ARTICLE XIII.
SECURITY AGREEMENT
     Section 13.01 SECURITY AGREEMENT. THIS DEED OF TRUST CREATES A LIEN ON THE PROPERTY. IN ADDITION, TO THE EXTENT THE PROPERTY IS PERSONAL PROPERTY OR FIXTURES UNDER APPLICABLE LAW, THIS DEED OF TRUST CONSTITUTES A SECURITY AGREEMENT UNDER THE TEXAS UNIFORM COMMERCIAL CODE (THE “U.C.C.”) AND ANY OTHER APPLICABLE LAW AND IS

FILED AS A FIXTURE FILING. UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, BENEFICIARY MAY, AT ITS OPTION, PURSUE ANY AND ALL RIGHTS AND REMEDIES AVAILABLE TO A SECURED PARTY WITH RESPECT TO ANY PORTION OF THE PROPERTY, AND/OR BENEFICIARY MAY, AT ITS OPTION, PROCEED AS TO ALL OR ANY PART OF THE PROPERTY IN ACCORDANCE WITH BENEFICIARY’S RIGHTS AND REMEDIES WITH RESPECT TO THE LIEN CREATED BY THIS DEED OF TRUST. THIS FINANCING STATEMENT SHALL REMAIN IN EFFECT AS A FIXTURE FILING UNTIL THIS DEED OF TRUST IS RELEASED OR SATISFIED OF RECORD.
     Section 13.02 REPRESENTATIONS AND WARRANTIES. Grantor warrants, represents and covenants as follows:
          (a) Grantor owns the Personal Property free from any lien, security interest, encumbrance or adverse claim, except as otherwise expressly approved by Beneficiary in writing. Grantor will notify Beneficiary of, and will protect, defend and indemnify Beneficiary against, all claims and demands of all persons at any time claiming any rights or interest in the Personal Property.
          (b) The Personal Property has not been used and shall not be used or bought for personal, family, or household purposes, but shall be bought and used solely for the purpose of carrying on Grantor’s business.
          (c) Grantor will not remove any Personal Property which has a fair market value in excess of $10,000,00 without the prior written consent of Beneficiary, except the items of Personal Property which are consumed or worn out in ordinary usage shall be promptly replaced by Grantor with other Personal Property of value equal to or greater than the value of the replaced Personal Property.
     Section 13.03 CHARACTERIZATION OF PROPERTY. The grant of a security interest to Beneficiary in this Deed of Trust shall not be construed to limit or impair the lien of this Deed of Trust or the rights of Beneficiary with respect to any property which is real property or which the parties have agreed to treat as real property. To the fullest extent permitted by law, everything used in connection with the production of Rents and Profits is, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be regarded as real property, irrespective of whether or not the same is physically attached to the Land and/or Improvements.
     Section 13.04 PROTECTION AGAINST PURCHASE MONEY SECURITY INTERESTS. It is understood and agreed that in order to protect Beneficiary from the effect of U.C.C. Section 9.334, as amended from time to time and as enacted in the State, in the event that Grantor intends to purchase any goods which may become fixtures attached to the Property, or any part of the Property, and such goods will be subject to a purchase money security interest held by a seller or any other party:
          (a) Before executing any security agreement or other document evidencing or perfecting the security interest, Grantor shall obtain the prior written approval of Beneficiary. All requests for such written approval shall be in writing and contain the following information: (i) a description of the fixtures; (ii) the address at which the fixtures will be located; and (iii) the name and address of the proposed holder and proposed amount of the security interest.
          (b) Grantor shall pay all sums and perform all obligations secured by the security agreement. A default by Grantor under the security agreement shall constitute a default under this Deed of Trust. If Grantor fails to make any payment on an obligation secured by a purchase money security interest in the Personal Property or any fixtures, Beneficiary, at its option, may pay the secured amount and Beneficiary shall be subrogated to the rights of the holder of the purchase money security interest.
          (c) Beneficiary shall have the right to acquire by assignment from the holder of the security interest for the Personal Property or fixtures all contract rights, accounts receivable, negotiable or non-negotiable instruments, or other evidence of indebtedness and to enforce the security interest as assignee.
          (d) The provisions of subparagraphs (b) and (c) of this Section 13.04 shall not apply if the goods which may become fixtures are of at least equivalent value and quality as the Personal Property being replaced and if the rights of the party holding the security interest are expressly subordinated to the lien and security interest of this Deed of Trust in a manner satisfactory to Beneficiary.
ARTICLE XIV.
MISCELLANEOUS COVENANTS
     Section 14.01 NO WAIVER. No single or partial exercise by Beneficiary and/or Trustee, or delay or omission in the exercise by Beneficiary and/or Trustee, of any right or remedy under the Loan Documents shall preclude, waive or limit the exercise of any other right or remedy. Beneficiary shall at all times have the right to proceed against any portion of, or interest in, the Property and the security under the Loan Documents without waiving any other rights or remedies with respect to any other portion of the Property or such security. No right or remedy under any of the Loan Documents is intended to be exclusive of any other right or remedy but shall be cumulative and may be exercised concurrently with or independently from any other right and remedy under any of the Loan Documents or under applicable law. Any waiver of any breach or default must be in writing to be effective.
     Section 14.02 NOTICES. All notices, demands and requests given or required to be given by, pursuant to, or relating to, this Deed of Trust shall be in writing. Except as otherwise provided in Section 11.02(b), all notices shall be deemed to have been properly given if mailed by United States registered or certified mail, with return receipt requested, postage prepaid, or by United States Express Mail or other comparable overnight courier service to the parties at the addresses set forth in the Defined Terms (or at such other addresses as shall be given in writing by any party to the others) and shall be deemed complete upon receipt or refusal to accept delivery as indicated in the return receipt or in the receipt of such United States Express Mail or courier service.

     Section 14.03 HEIRS AND ASSIGNS; TERMINOLOGY.
          (a) This Deed of Trust applies to, inures to the benefit of, and binds Beneficiary, Trustee, Liable Parties and Grantor, and their heirs, legatees, devisees, administrators, executors, successors and assigns. The term “Grantor” shall include both the original Grantor and any subsequent owner or owners of any of the Property. The term “Trustee” shall include both the original Trustee and any subsequent successor or additional trustee(s) acting under this Deed of Trust. The term “Beneficiary” shall include both the original Beneficiary and any subsequent holder or holders of the Note. The term “ Liable Parties” shall include both the original Liable Parties and any subsequent or substituted Liable Parties.
          (b) In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.
          (c) If more than one party executes this Deed of Trust as Grantor, the obligations of such parties shall be the joint and several obligations of each of them.
     Section 14.04 SEVERABILITY. If any provision of this Deed of Trust should be held unenforceable or void, then that provision shall be separated from the remaining provisions and shall not affect the validity of this Deed of Trust except that if the unenforceable or void provision relates to the payment of any monetary sum, then, Beneficiary may, at its option, declare the Secured Indebtedness and the Other Secured Indebtedness immediately due and payable.
     Section 14.05 APPLICABLE LAW. This Deed of Trust shall be construed and enforced in accordance with the laws of the State.
     Section 14.06 CAPTIONS. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope or intent of any provisions of this Deed of Trust.
     Section 14.07 TIME OF THE ESSENCE. Time shall be of the essence with respect to all of Grantor’s obligations under this Deed of Trust and the other Loan Documents.
     Section 14.08 NO MERGER. In the event that Beneficiary should become the owner of the Property, there shall be no merger, of the estate created by this Deed of Trust with the fee estate in the Property.
     Section 14.09 NO MODIFICATIONS. This Deed of Trust may not be changed, amended or modified, except in a writing expressly intended for such purpose and executed by Grantor and Beneficiary.
     Section 14.10 REMEDIES CUMULATIVE. No right, power or remedy conferred upon or reserved to Beneficiary and/or Trustee by any of the Loan Documents or the Other Loan Documents is intended to be exclusive of any other right, power or remedy, but shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or under any of the other Loan Documents or the Other Loan Documents or now or hereafter existing under applicable law.

ARTICLE XV.
CROSS DEFAULT AND CROSS COLLATERALIZATION
     Section 15.01 CROSS DEFAULT AND CROSS COLLATERALIZATION.
          (a) Contemporaneously with the closing of the Loan to Grantor, Beneficiary has extended the Other Loan to Other Borrower, which is an affiliate of Grantor. Grantor acknowledges that Beneficiary is unwilling to extend the Loan to Grantor unless Grantor and Other Grantor each agree that the Loan and the Other Loan, and the collateral securing each of these loans, will be treated as a single project for purposes of default through the imposition of cross-collateralization, cross-default and release provisions.
          (b) Grantor hereby agrees and consents that the occurrence of an Event of Default with respect to the Loan evidenced by the Note and this Deed of Trust shall be an Event of Default with respect to both this Loan and the Other Loan, and similarly that an Event of Default under the Other Loan shall be an Event of Default under this Loan.
          (c) Upon the occurrence of an Event of Default under any of the Loan Documents or under any of the Other Loan Documents, Beneficiary shall have the right (in its sole and absolute discretion) to exercise any and all remedies granted to Beneficiary under this Deed of Trust or under any of the other Loan Documents in accordance with the terms and conditions thereof, and to perfect any and all rights in and under the Loan Documents with regard to any or all of the Property, including, but not limited to, an acceleration of the Note and the sale of all or any portion of the Property in accordance with the terms of this Deed of Trust.
[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

     IN WITNESS WHEREOF, Grantor has executed this Deed of Trust, or has caused this Deed of Trust to be executed by its duly authorized representative(s) as of the Execution Date.

Grantor:

AMREIT PLAZA IN THE PARK, LP,
a Texas limited partnership

By: AmREIT SPE 6, LLC,
a Delaware limited liability company,
its general partner

By:	/s/ Chad C. Braun
Name:	Chad C. Braun
Title:	Vice President

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